UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to 240.14a-12

First National Community Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FIRST NATIONAL COMMUNITY BANCORP, INC.

102 East Drinker Street

Dunmore, Pennsylvania 18512

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First National Community Bancorp, Inc. (the “Company”) will be held at First National Community Bank’s (the “Bank”) Exeter Branch Office located at 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on December 23, 2013, at 9:00 A.M. Eastern Time, for the following purposes:

1.	To elect nine (9) directors to the Board of Directors for the stated terms set forth in the attached proxy statement and until their successors are elected;

2.	To approve the compensation of the Company’s named executive officers (referred to as the Company’s 2013 say-on-pay proposal);

3.	To approve the frequency of solicitation of advisory shareholder approval on executive compensation (referred to as the Company’s 2013 say-on-frequency proposal);

4.	To approve the proposed 2013 Long-Term Incentive Plan;

5.	To ratify the appointment of McGladrey LLP, Certified Public Accountants of New Haven, CT, as the Company’s independent registered public accounting firm for the year ending December 31, 2013; and

6.	To transact any other business properly presented at the annual meeting and any adjournment or postponement of the meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposals named above.

The Board of Directors fixed November 12, 2013, as the record date (the “Record Date”) for determining shareholders entitled to notice of, and to vote at, the meeting. Only shareholders of record of the Company’s common stock at the close of business on that date are entitled to notice of, and to vote at, the meeting.

Please refer to the attached proxy statement and the 2012 Annual Report to Shareholders. You may obtain a copy of this Proxy Statement and the Annual Report to Shareholders on Form 10-K including the financial statements and exhibits for the 2012 fiscal year and the Quarterly Reports to shareholders on Form 10-Q for the first, second and third quarters of 2013 at no cost on our website at www.fncb.com/investorrelations .

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE OR VOTE VIA THE TOLL-FREE NUMBER OR VIA THE INTERNET. YOU MAY REVOKE ANY PROXY GIVEN IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Dominick L. DeNaples
Dominick L. DeNaples, Chairman
Dunmore, Pennsylvania
November 22, 2013

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PROXY STATEMENT

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Who is entitled to vote?

Only those shareholders who held their shares of record as of the close of business on November 12, 2013, the Record Date, are entitled to vote. As of November 12, 2013, there were 16,457,169 outstanding shares of our common stock. Each of the Company’s shareholders on the Record Date is entitled to one vote per share.

How do I vote?

If you are a shareholder of record as of November 12, 2013, you may vote your shares by using one of four methods: mail, via the internet, telephone or in person. (See instructions on the proxy card).

How does discretionary authority apply?

If you are a shareholder of record and vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named agent(s) may vote the shares represented by your proxy by voting FOR each of the proposals listed on the proxy card.

Is my vote confidential?

Yes. Only the Judge of Election, the proxy holders and the transfer agent will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

Who will count the votes?

A representative of Registrar and Transfer Company, the Company’s transfer agent, will tabulate the votes and act as Judge of Election.

What does it mean if I receive more than one proxy?

Your shares are probably registered differently or are held in more than one account. Vote all proxies to ensure that all your shares are voted.

What constitutes a quorum?

As of November 12, 2013, 16,457,169 shares of common stock were issued and outstanding. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. If you vote by proxy or in person, you will be considered part of the quorum.

What percentage of stock do the directors and officers own?

Approximately 16.49% of our common stock as of November 12, 2013 is owned by the directors and officers combined. (See page 9 of the proxy statement for more details).

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What are the solicitation expenses?

The Company has retained Registrar and Transfer Company of Cranford, New Jersey as its transfer agent. In its capacity as transfer agent, Registrar and Transfer Company will assist in the distribution of proxy materials and solicitation of votes, and will act as the Judge of Election. The estimated fee to provide these services is $8,600 plus out-of-pocket expenses.

Who is the largest principal shareholder?

The largest principal shareholder as of November 12, 2013 is Louis A. DeNaples (see page 7 of the proxy statement for more details).

How many votes are needed to approve each proposal and what are the effects of abstentions or broker nonvotes on the voting results?

Proposal Number	Item	Vote Required for Approval of Each Item	Abstentions*	Uninstructed Shares/Effect of Broker Nonvotes*	Signed but Unmarked Proxy Cards
1	Election of Directors	Plurality	No effect	Not voted/No effect	Voted “for”
2	Advisory Vote for Say-on-Pay	Majority of votes cast	No effect	Not voted/No effect	Voted “for”
3	Advisory Vote for Say-on-Frequency	Plurality	No effect	Not voted/No effect	Voted “for” the one year frequency
4	Approval of a Long-Term Incentive Plan	Majority of votes cast	No effect	Not voted/No effect	Voted “for”
5	Ratification of Appointment of Independent Auditor	Majority of votes cast	No effect	Discretionary vote by broker	Voted “for”

* Abstentions and broker nonvotes are included in determining whether a quorum is present.

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First National Community Bancorp, Inc.

102 E. Drinker Street

Dunmore, PA 18512

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 23, 2013

Date, Time and Place of Annual Meeting

This proxy statement is being furnished for the solicitation by the Board of Directors of First National Community Bancorp, Inc. (the “Company”), a Pennsylvania business corporation and registered bank holding company, of proxies to be voted at the Company’s 2013 annual meeting of shareholders. The annual meeting will be held at the First National Community Bank’s (the “Bank”) Exeter Branch Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643 on Monday, December 23, 2013, at 9:00 a.m., prevailing time. All inquiries regarding the annual meeting should be directed to Michael J. Cestone, Jr., Secretary of the Company. This proxy statement and the enclosed form of proxy are first being sent to shareholders of the Company on or about November 22, 2013.

Internet Availability of Proxy Materials

The proxy materials relating to the 2013 annual meeting of shareholders and the 2012 Annual Report on Form 10-K are available on the Internet. Please go to www.fncb.com/investorrelations to view and obtain the materials online.

Purpose of the Annual Meeting

At the annual meeting, shareholders will be requested:

•	to elect nine (9) directors to the Board of Directors for the stated terms set forth in this proxy statement and until their successors are duly elected and qualified;

•	to approve the compensation of the Company’s named executive officers (referred to as the Company’s “say-on-pay” proposal);

•	to approve the frequency of solicitation of advisory shareholder approval on executive compensation (referred to as the Company’s “say-on-frequency” proposal);

•	to approve the proposed 2013 Long-Term Incentive Plan;

•	to ratify the appointment of McGladrey LLP, Certified Public Accountants of New Haven, Connecticut, as the Company’s independent registered public accounting firm for the year ending December 31, 2013; and

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•	to transact any other business properly presented at the annual meeting and any adjournment or postponement of the meeting.

We have not authorized anyone to provide you with information about the Company; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at the Company subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Record Date, Quorum and Voting Rights

The Company’s Board of Directors fixed November 12, 2013 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. On the Record Date, the Company had 16,457,169 outstanding shares of common stock, par value $1.25 per share, the only authorized class of stock entitled to vote, which was held by approximately 1,902 shareholders.

Under Pennsylvania law and the Company’s bylaws, the presence of a quorum, in person or by proxy, is required for each matter to be acted upon at the annual meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock held in his or her name in the Company’s books as of the Record Date. Assuming the presence of a quorum, the nine (9) nominees for director receiving the highest number of votes will be elected at the annual meeting. For PROPOSAL 3, the frequency option (one, two, or three years) receiving the highest number of votes will be the option considered by the Board of Directors. All other proposals, and any other matters that may come before the annual meeting, will require the affirmative vote of a majority of the votes cast on the proposal. In all matters, and abstention or broker nonvotes will not be counted as a vote cast.

Solicitation of Proxies and Voting

The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the Company sends to its shareholders in connection with the annual meeting, will be paid by the Company. In addition to solicitation by Registrar and Transfer Company, the directors, officers and employees of the Company and First National Community Bank may solicit proxies from shareholders personally or by telephone, facsimile or other electronic means without additional compensation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the common stock held of record by these persons, and upon their request, the Company will reimburse them for their reasonable forwarding expenses.

You can vote your shares by completing and returning a written proxy card. You may also vote your shares using the Internet. To do so, go to www.rtcoproxy.com/fncb and follow the on screen instructions. Have your control number from your proxy card available when you access the web page. Telephone voting is also available, toll free, by calling 1-866-702-2546 from a touch tone phone.

You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone or over the Internet will not affect your right to attend the meeting and vote. The method by which you vote will in no way limit your right to vote in person at the annual meeting, after giving written notice to Michael J. Cestone, Jr., Secretary of the Company.

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If your shares are registered directly in your name with the Company’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holder, to cast your vote electronically or to vote in person at the meeting. The Company has enclosed a proxy card for your use.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Shares represented by a properly executed proxy, unless subsequently revoked, will be voted at the annual meeting in accordance with the instructions made by the shareholder. If a proxy is signed, executed and returned without indicating any voting instructions, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors.

Revocation of Proxies

A shareholder of the Company who returns a proxy may revoke the proxy prior to the time it is voted in any one of the following ways:

•	by giving written notice of revocation to Michael J. Cestone, Jr., Secretary of First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, Pennsylvania 18512; or

•	by executing a later-dated proxy and giving written notice to the Secretary of the Company; or

•	by voting in person after giving written notice to the Secretary of the Company.

Attendance by a shareholder at the annual meeting will not in and of itself constitute a revocation of the proxy.

You have the right to vote and, if so desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please contact Michael J. Cestone, Jr., Secretary of the Company, at (570) 346-7667.

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PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK

Principal Owners

The following table sets forth information as of November 12, 2013 with respect to the beneficial ownership of common stock by any person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) who is known by the Board of Directors to be the beneficial owner of more than five percent (5.0%) of the Company’s outstanding common stock. As of November 12, 2013, the Company had 16,457,169 outstanding shares of common stock.

Name and Address	Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Beneficially Owned

Louis A. DeNaples 400 Mill Street Dunmore, PA 18512	1,625,531	9.88%

(1)	All shares are owned individually or jointly with a spouse unless otherwise indicated. For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Executive Officers and Nominees” on page 9.

Beneficial Ownership by Directors, Executive Officers and Nominees

The following table sets forth certain information concerning the number and percentage of whole shares of the Company’s common stock beneficially owned by its directors and executive officers whose compensation is disclosed in this Proxy Statement, its principal shareholders and by its current directors and all executive officers as a group, as of November 12, 2013. The address of each of the beneficial owners identified is 102 E. Drinker Street, Dunmore, PA 18512. Except as otherwise indicated, each person included in this table owns their shares directly and possesses sole voting and sole investment power with respect to all such shares; none of such shares are pledged as security. Except as set forth below, the Company knows of no other person or persons who beneficially own in excess of five percent (5.0%) of the Company’s common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

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BENEFICIAL OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES

Name	Position	Number of Shares	Percentage (13)
Michael J. Cestone, Jr. (1)	Director of the Company and Bank; Secretary of the Board of Directors	206,716	1.26%
Joseph Coccia (2)	Director of the Company and Bank	181,820	1.10%
Dominick L. DeNaples (3)	Director, Chairman of the Boards of the Company and Bank	49,755	*
Louis A. DeNaples (4)	Shareholder and Director of the Bank; Former Chairman of the Boards of the Company and the Bank	1,625,531	9.88%
Louis A. DeNaples, Jr. (5)	Director of the Company and Bank	79,736	*
Joseph J. Gentile (6)	Director of the Company and Bank	444,794	2.70%
Thomas J. Melone	Director of the Company and Bank	800	*
John P. Moses (7)	Director of the Company and Bank	84,877	*
Steven R. Tokach	Director of Company and Bank; President and Chief Executive Officer of the Company and Bank	850	*
James M. Bone, Jr. (8)	Executive Vice President and Chief Financial Officer of the Company and Bank	22,057	*
Edward J. Lipkus +	Former Executive Vice President and Chief Financial Officer of the Company and Bank	-	*
Gerard A. Champi (9)	Chief Operating Officer of the Bank; Former Interim President and Chief Executive Officer of the Company and Bank	27,536	*
Joseph J. Earyes (10)	First Senior Vice President and Chief Retail Banking and Operations Officer of the Bank	2,991	*
Lisa L. Kinney (11)	Senior Vice President and Retail Lending Officer of the Bank	4,193	*
Sandra E. Laughlin +	Former Executive Vice President and Chief Risk Officer of the Bank	-	*
Robert J. Mancuso + (12)	Former First Senior Vice President and Chief Administrative Officer of the Bank	61,574	*

	All current directors and executive officers as a group (15 persons) (13)	2,733,233	16.49%

	Total outstanding †	16,571,517

*Indicates ownership of less than 1%.

+ Such person is no longer employed with the Company. The Company does not have sufficient information to determine current ownership information for such person and amounts listed reflect the last verifiable amounts owned by such person, as reported in the Company’s Form 10-K for the year ended December 31, 2012.

†Includes all options exercisable within 60 days.

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(1) Includes 37,047 shares held individually by Mr. Cestone, 4,918 shares jointly held with Mr. Cestone’s spouse, 44,495 shares held individually by Mr. Cestone’s spouse, 120,256 shares held by a family partnership.

(2) Includes 9,075 shares held jointly with Mr. Coccia’s spouse and 172,745 shares held by a family limited partnership.

(3) Includes 47,316 shares owned jointly with Mr. DeNaples’s spouse and 2,439 shares held by a business in which he is a 33.33% owner with his brother, Louis A. DeNaples. Effective May 17, 2012, Dominick L. DeNaples and his spouse transferred 1,191,540 shares to their children, reducing the shares they own jointly to 283,134. Effective September 13, 2012, Dominick DeNaples acquired 11,294 shares co-owned with one of his children. Mr. DeNaples’s ownership interests in these 11,294 shares were transferred to one of his children on December 17, 2012. Effective December 17, 2012, Dominick L. DeNaples and his spouse transferred 238,310 shares to one of their children, reducing the shares jointly held with Mr. DeNaples’s spouse to 42,385. On May 21, 2013, Dominick L. DeNaples jointly with his spouse acquired 4,931 shares bringing his total number of shares held jointly with his spouse to 47,316.

(4) Includes 1,604,145 shares held individually by Louis A. DeNaples, 14,016 shares owned individually by his spouse, 4,931 shares owned jointly with Mr. DeNaples’ spouse and 2,439 shares held by a business in which he is a 33.33% owner with his brother, Dominick L. DeNaples. Effective December 21, 2012, Louis A. DeNaples transferred 26,640 shares to his children (of which 1,639 shares are co-owned by his son, Louis A. DeNaples, Jr. who is also a director) and transferred custodial responsibility for 1,275 shares held in trust for his grandchild to his son Louis A. DeNaples, Jr. (who is also a Director).

(5) Includes 53,244 shares held individually, 25,217 co-owned with Louis A. DeNaples, Jr.’s children and 1,275 shares held for the benefit of a minor nephew. Louis A. DeNaples. Jr. acquired 33,885 shares on September 13, 2012 and assumed custodial responsibility for 1,275 shares held in trust for his nephew on December 21, 2012. Louis A. DeNaples, Jr. is the son of Louis A. DeNaples, and the nephew of Dominick L. DeNaples.

(6) Includes 342,621 shares held individually, 1,705 shares held for his benefit, 99,209 shares held individually by Mr. Gentile’s spouse, and 1,259 shares held for the benefit of his spouse.

(7) Includes 2,673 shares held individually and 82,204 shares held jointly with Mr. Moses’ spouse.

(8) Includes 2,142 shares jointly held with Mr. Bone’s spouse, 50 shares held individually, 249 shares held for the benefit of minor children, 4,316 shares co-owned with Mr. Bone’s father and three of his siblings, and exercisable options to purchase 15,300 shares.

(9) Includes 1,745 shares held by Mr. Champi, 2,857 shares jointly held with Mr. Champi’s spouse, 1,735 shares held for the benefit of a minor, and presently exercisable options to purchase 21,199 shares.

(10) Includes 50 shares owned individually, 1,941 shares held in an individual retirement account and 1,000 shares held in an irrevocable family trust , of which Mr. Earyes is the sole trustee and also a beneficiary along with two other siblings.

(11) Includes 50 shares owned individually, 169 shares held for the benefit of minor children and exercisable options to purchase 3,974 shares.

(12) Includes 56,237 shares jointly held with Mr. Mancuso’s spouse, 50 shares held individually and 5,287 shares co-owned with Mr. Mancuso’s children.

(13) Represents percentage of 16,457,169 shares issued and outstanding as of November 12, 2013, except with respect to individuals holding options exercisable within 60 days of that date, in which event, represents percentage of shares issued and outstanding plus the number of shares for which that person holds options exercisable within 60 days of November 12, 2013, and except with respect to all directors and executive officers of the Company as a group, in which case represents percentage of shares issued and outstanding plus the number of shares for which those persons hold such options. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third-party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm’s policies.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with Section 2.02 of the Company’s bylaws, the Company has a classified Board of Directors with staggered three-year terms of office. In a classified Board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. The Company’s Board of Directors is classified into three classes – Class A, Class B, and Class C. Thus, at each annual meeting of shareholders, successors to the class of directors whose term then expires are elected to hold office for a term of three years. Therefore, the term of office of one class of directors expires in each year. The Board of Directors is authorized to increase the number of directors that constitutes the whole Board of Directors provided that the total number of directors in each class remains relatively proportionate to the others. Since the Company has not held an annual meeting since 2010, in accordance with the Company’s bylaws, the terms of all eight (8) of the Company’s current directors have either expired or will expire at this annual meeting of shareholders. Additionally, there is one vacancy for a Class A Director for which Louis A. DeNaples is nominated.

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Unless otherwise instructed, the proxy holder will vote the proxies received for the election of the three (3) nominees for Class A Director, three (3) nominees for Class B Director and three (3) nominees for Class C Director named below. If any nominee should become unavailable to serve for any reason, proxies will be voted in favor of a substitute nominee as designated by the Board of Directors. The Board of Directors currently believes that the nominees named will be able to serve if elected, notwithstanding that Louis A. DeNaples’ election and ability to serve may be subject to regulatory approval. Any vacancy on the Board of Directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining members of the Board of Directors and each person so appointed will be a director until the expiration of the term of office of the class to which he or she was appointed. Assuming the presence of a quorum, the nine (9) nominees for director receiving the highest number of votes will be elected at the annual meeting.

Cumulative voting rights do not exist with respect to the election of directors. Except as may otherwise be provided by statute or by the articles of incorporation, at every shareholders meeting, each shareholder entitled to vote has the right to one vote for each common share owned on the Record Date fixed for the meeting. For example, if a shareholder owns 100 shares of common stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected.

Information As To Nominees and Directors

The following section contains, as of November 12, 2013, certain information with respect to the nominees for directors whose terms of office expire in 2014, 2015 and 2016, respectively. You will find information about their share ownership on page 9.

NOMINEES FOR CLASS A DIRECTORS WHOSE TERM WILL EXPIRE IN 2014

Michael J. Cestone, Jr. (Director of the Company since 1998)

Mr. Cestone, 81, has served as a Director and Secretary of the Board of Directors of the Company since 1998. Mr. Cestone has also served has a Director of the Bank since 1969 and as Secretary of the Bank since 1971. Mr. Cestone has been CEO of Mastriani Realty Co., a company that he also owns, since 1959. Mr. Cestone’s understanding of land development and the building industry, involvement in the community and service as a director of the Bank for over 44 years qualifies him to serve as a director of the Company. Mr. Cestone is a Class A director whose term was to expire at the 2011 annual meeting of shareholders.

Joseph J. Gentile (Director of the Company since 1998)

Mr. Gentile, 83, is an independent Director of the Company since 1998 and also of the Bank since 1989. Mr. Gentile retired in 2010 as President of Dunmore Oil Company, Inc., a fuel distributor, after 30 years with that company. He also has been a director and President of Five Star Equipment, Inc., an industrial equipment dealer, since 1989. Mr. Gentile’s strong business background, understanding of the local business and social community, community and charitable involvement and service as a director of the Bank for over 23 years qualifies him to serve as a director of the Company. Mr. Gentile is a Class A director whose term was to expire at the 2011 annual meeting of shareholders.

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Louis A. DeNaples (Director of the Company from 1998 to 2012)

Mr. Louis A. DeNaples, 73, is President of DeNaples Auto Parts, Inc., President of Keystone Landfill Inc. and Vice President of Rail Realty Corp each of which he co-owns with Dominick L. DeNaples. He has been a director of the Bank since 1972 and served as Chairman of the Board of Directors of the Company from 1998 until he took a leave of absence from involvement with the Company and the Bank in February 2008. Shortly thereafter, the Federal Reserve Bank of Philadelphia (the “FRB”) and the Office of the Comptroller of the Currency (“OCC”) suspended Mr. DeNaples from office and prohibited him from any participation in the affairs of the Company or the Bank. Mr. DeNaples resigned as a director of the Company, effective May 12, 2012; however, he remains a director of the Bank, presently on leave of absence. Mr. DeNaples appealed the suspension and on January 29, 2013 the United States Court of Appeals for the District of Columbia ruled in his favor and issued a decision vacating the agencies’ suspension orders and remanding on certain other matters. Pursuant to a Joint Motion for Dismissal with Prejudice (the “Joint Motion”), the OCC and Mr. DeNaples agreed that (i) Mr. DeNaples would file a complete Form 914 Notice with the OCC to serve as a Director of the Bank, (ii) that he will not serve on the Bank’s Audit Committee or Compliance Committee, and (iii) that for Mr. DeNaples to hold any position other than that described in the OCC notice (including Chairman of the Board) will require additional filings with the OCC. Mr. DeNaples filed a Form 914 with the OCC on September 19, 2013 and the OCC has 90 days from the filing of a complete Form 914 Notice to give a final determination. If Mr. DeNaples is elected at the annual meeting of shareholders, his actual service as a Director would be subject to the satisfaction of any FRB Notice or Approval requirements deemed applicable. Mr. DeNaples has extensive business knowledge, community and charitable involvement and association with the Bank for many years which has qualified him to serve as a director of the Company and the Bank. Mr. DeNaples is the brother of director Dominick L. DeNaples and the father of director Louis A. DeNaples, Jr. Mr. DeNaples was recommended to the Corporate Governance Committee by non-management directors and his nomination was approved by the Board of Directors.

NOMINEES FOR CLASS B DIRECTORS WHOSE TERM WILL EXPIRE IN 2015

Louis A. DeNaples, Jr. (Director of the Company since 2008)

Dr. Louis A. DeNaples, Jr., 46, is an independent Director of the Company and the Bank since 2008. Dr. DeNaples is a licensed physician and practices emergency medicine at Geisinger-Community Medical Center Emergency Department in Scranton, Pennsylvania. Dr. DeNaples served as Director and Vice Chairman for The Community’s Bank of Bridgeport Connecticut from 2001 through September 2013. Dr. DeNaples’ understanding of the banking and medical industries, considerable community and charitable involvement qualifies and service as Director of the Company and the Bank since 2008 qualifies him to serve as a director of the Company. Dr. DeNaples is the son of former director, Louis A. DeNaples and the nephew of director, Dominick L. DeNaples. Dr. DeNaples is a Class B director whose term was to expire at the 2012 annual meeting of shareholders.

Mr. Thomas J. Melone, CPA (Director of the Company since 2011)

Mr. Thomas J. Melone, CPA, 55, was appointed as an independent Director of the Company and the Bank on May 25, 2011. Mr. Melone is a Partner with the Albert B. Melone Company, a leading provider of accounting, tax and consulting services throughout the Northeastern Pennsylvania region. Mr. Melone, who has been with this firm since 1984, leads the firm’s Tax Preparation and Advisory Services line as well as its Small Business Advisory and Consulting Services line. Additionally, he has extensive experience in the financial management of public school districts operating in the Commonwealth of Pennsylvania. Mr. Melone is also an owner of Pro-Data Processing, Inc. Mr. Melone is an active member of several profession, business and community organizations including the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and the Allied Services Board, specifically serving as Chairman of the Allied Institute of Rehabilitation Medicine and the John Heinz Institute of Rehabilitation Medicine. Mr. Melone is a graduate of King’s College, Wilkes-Barre, Pennsylvania. Mr. Melone’s community involvement, extensive business and accounting experience and service as Director of the Company and the Bank qualify him to serve as a director of the Company. Mr. Melone is a Class B director whose term was to expire at the 2012 annual meeting of shareholders.

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Mr. Steven R. Tokach (Director of the Company since 2011)

Mr. Steven R. Tokach, 66, was appointed as Director of the Company and the Bank on November 21, 2011 and serves as President and Chief Executive Officer of the Company and the Bank. Previously, Mr. Tokach was retired from banking since 2006. Prior to that, he was Senior Vice President and Chief Credit Administrator for Community Bank, N.A., a multi-billion dollar bank with locations in upstate New York and Northeastern Pennsylvania, from 2004 to 2006. Mr. Tokach served as Regional President of First Liberty Bank & Trust, N.A., the Pennsylvania bank division of Community Bank, N.A, from 2001 to 2004. He served as President of First Liberty Bank in Jermyn, Pennsylvania from 1996 to 2001 and as Executive Vice President and Chief Operating Officer from 1991 to 1996. Prior to that, Mr. Tokach worked for three other banks located in Pennsylvania, serving as Vice President of First Eastern Bank from 1989 to 1991, as Vice President of Guaranty Bank, N.A. from 1986 to 1989 and as Vice President of The First National Bank of Jermyn from 1982 to 1986. Prior to his banking career, Mr. Tokach was a Bank Examiner with the OCC from 1968 to 1982, supervising or assisting in the examination of national banks. Mr. Tokach is a graduate of King’s College, Wilkes-Barre, Pennsylvania, where he earned his bachelor’s degree in accounting. He is a former member of the boards of directors of the Scranton Chamber of Commerce and the United One Credit Bureau and the Scranton Chapter of the American Red Cross. Mr. Tokach’s extensive banking experience, knowledge of bank regulatory matters from his time with the OCC and accounting and financial background qualify him to serve as a Director of the Company. Mr. Tokach is a Class B director whose term was to expire at the 2012 annual meeting of shareholders.

NOMINEES FOR CLASS C DIRECTORS WHOSE TERM WILL EXPIRE IN 2016

Joseph Coccia (Director of the Company since 1998)

Mr. Joseph Coccia, 59, is a Director of the Company and the Bank since 1998. Mr. Coccia is President of Coccia Ford, Inc. (doing business as Coccia Ford Lincoln), a car dealership in Wilkes-Barre, Pennsylvania, and President of Eastern Auto Exchange, Inc. Mr. Coccia also served on the Lincoln Mercury Dealer Association Board. Mr. Coccia’s strong business background and knowledge of owning and operating a large local business, his broad community involvement, and his service as a director of the Company and Bank for over 14 years qualifies him to serve as a Director of the Company. Mr. Coccia is a Class C director whose term expires at the 2013 annual meeting of shareholders.

Dominick L. DeNaples (Director of the Company since 1998)

Mr. Dominick L. DeNaples, 76, is an independent Director of the Company since 1998 and of the Bank since 1987. Mr. DeNaples serves as the Chairman of the Board of Directors of the Company and Bank since 2010. Previously, he served as Vice Chairman of the Boards of Directors of the Company and Bank from December 2009 until he was elected Chairman in May 2010. He is President of Rail Realty Corporation, Vice President of DeNaples Auto Parts Inc., and Vice President of Keystone Landfill, Inc., each of which he is also co-owner with his brother Louis A. DeNaples. Mr. DeNaples currently serves as Chairman of the Board and Finance of Lackawanna College’s Board of Trustees, St. Joseph’s Center and St. Joseph’s Foundation. Mr. DeNaples serves on the Board of Geisinger Health Services and also on the Advisory Board of Penn State University – Worthington campus. He formerly served as President of the Council and Chairman of Finance of the Northeastern Pennsylvania Council of Boy Scouts of America, and currently serves as a board member. Mr. DeNaples extensive business background, years of community and charitable involvement and service as a Director of the Company and the Bank for over 26 years, qualifies him to serve as Director of the Company. Mr. DeNaples is the brother of nominee for director Louis A. DeNaples and the uncle of director Louis A. DeNaples, Jr. Mr. DeNaples is a Class C director whose term expires at the 2013 annual meeting of shareholders.

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John P. Moses (Director of the Company since 1999)

Mr. John P. Moses, 67, is an independent Director of the Company and the Bank since 1999. Mr. Moses has served as the Chairman of Blue Cross of Northeastern Pennsylvania since 1997 and as an attorney in private practice since 1971, including as Of Counsel at the law firm of Cozen & O’Connor since 2009. During his career, he also has served as chair of the Northeast Pennsylvania Heart Association and as Chairman and President of the Board of Governors of St. Jude Children’s Research Hospital (“St. Jude”), and as Chief Executive Officer for ALSAC, the fundraising arm of St. Jude. Mr. Moses also has had a distinguished career in public service, having served as a member of various state commissions and as counsel to various state and local judicial, executive, legislative and administrative offices and non-profit organizations. He has received numerous awards for his contributions in public service, business, the law and charitable causes, including the Ellis Island Medal of Honor. He also serves on the boards of Villanova University School of Law and The Commonwealth Medical College. Admitted to practice law in Pennsylvania and before the U.S. Supreme Court, he is a graduate of the Villanova University School of Law. Mr. Moses’ extensive business and legal background, community and charitable involvement and service as a Director of the Company and Bank for over 13 years qualifies him to serve as a Director of the Company. Mr. Moses is a Class C director whose term expires at the 2013 annual meeting of shareholders.

Information As To Executive Officers and Significant Employees

Executive Officers Who Are Not Directors

Information regarding persons who are executive officers of the Company or the Bank and who are not directors of the Company is set forth below. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.

James M. Bone, Jr.

Mr. James M. Bone, Jr., 51, is Executive Vice President and Chief Financial Officer of the Bank, a position he has held since September 2012. Mr. Bone has been an employee of the Bank since 1986, serving as Executive Vice President and Chief Information Officer from May 2010 to August 2012; First Senior Vice President and Administrative Services Division Manager from July 2000 to April 2010; as Senior Vice President and Branch Administrator from January 1995 to June 2000; Vice President and Community Office Manager/Commercial Loan Officer from May 1992 to December 1994; Vice President and Loan Administration/Compliance Division Manager from January 1989 to May 1992; and Internal Auditor from July 1986 to December 1988. Mr. Bone is a licensed Certified Public Accountant. In addition, Mr. Bone owns a limited liability company through which he provides tax and consulting services to various individual clients and small businesses.

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Gerard A. Champi

Mr. Gerard A. Champi, 52, is Chief Operating Officer of the Bank since March 2011. Prior to holding this position, he served as Interim President and Chief Executive Officer of the Company and the Bank and as a director of the Bank from March 2010 until February 2011. Mr. Champi has been with the Bank since 1991 and has served in various leadership roles in the Retail and Commercial Sales Divisions. He also currently serves on the Boards of the Greater Pittston Chamber of Commerce, the Greater Scranton Chamber of Commerce and the Lackawanna Blind Association. Mr. Champi also serves as member of the Advisory Board of Penn State Worthington Scranton, a campus of the Pennsylvania State University.

Cathy Conrad

Ms. Cathy Conrad, 40, is Senior Vice President and Chief Credit Administration Officer of the Bank, a position she has held since September 25, 2013. Ms. Conrad has been with the Bank since 1995. Her previous roles include Senior Vice President and Credit Administration Manager from 2010 until September 2013 and Vice President, Credit Department Manager from 2004 to 2009.

Joseph J. Earyes

Mr. Joseph J. Earyes, 57, is First Senior Vice President and Chief Retail Banking & Operations Officer of the Bank, a position he has held since March 2013. Prior to holding this position, he served as First Senior Vice President and Retail Banking Officer of the Bank from February 2011 to February 2013 and Senior Vice President and Retail Banking Officer of the Bank since December 2008. Mr. Earyes, who has FINRA Series 7 and 63 licenses, also is a financial services representative of Invest Financial Corporation through that entity’s third party brokerage arrangement with the Bank. Prior to joining the Bank, Mr. Earyes was Chief Financial Officer of State Petroleum Distributors LLC, a wholesale fuel distributor from February 2006 to August 2008. Mr. Earyes has previous banking experience from his time as Executive Vice President and Chief Executive Officer of Fidelity Deposit and Discount Bancorp, Inc. of Dunmore, Pennsylvania, the holding company for The Fidelity Deposit and Discount Bank, from April 2001 to April 2004. Mr. Earyes is a licensed Certified Public Accountant and worked as a Partner in the Earyes/Alu LLP CPA firm that he co-owned from July 2004 to January 2006.

Lisa L. Kinney

Ms. Lisa L. Kinney, 43 is Senior Vice President and Retail Lending Officer and Consumer Lending Manager of the Bank, a position she has held since September 2008. Ms. Kinney has been an employee of the Bank since 1994, with her previous roles including Vice President and Indirect Lending Manager from January 2007 to September 2008; Vice President and Indirect Lending Officer from December 2005 to December 2006; and Assistant Cashier and Indirect Lending Officer from May 1998 to November 2005.

Brian C. Mahlstedt

Mr. Brian C. Mahlstedt, 54, is First Senior Vice President and Chief Lending Officer of the Bank since September 2013. Mr. Mahlstedt first joined the Bank in 1999 and served as Senior Vice President and Commercial Manager until 2009. From 2011 to September 2013, when he rejoined the Bank, Mr. Mahlstedt was a Senior Vice President, Senior Commercial Loan Officer at Wayne Bank. Mr. Mahlstedt also served as Vice President, Senior Loan Officer at Pennstar Bank from 2009 to 2011.

Donald H. Ryan

Mr. Donald H. Ryan, 61, is the Human Resources Officer and Senior Vice President of the Bank since November 2011. Before joining the Company, Mr. Ryan was the Operations Director at Johnson College from June 2009 until September 2011 with responsibility for human resources, information technology and facilities. From 1997 to 2009, he was President and principal of The Ryan Group, a Northeastern Pennsylvania based human resources consulting firm. Prior thereto, Mr. Ryan held senior human resources positions at National Westminster Bancorp, U.S. Trust Company of New York and The Federal Reserve Bank of New York.

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Executive Officers during 2012 Who Are Not Currently Executive Officers

Sandra E. Laughlin served as Executive Vice President and Chief Risk Officer of the Bank from January 2011 until her resignation in October 2012. Edward J. Lipkus, III served as Executive Vice President and Chief Financial Officer of the Bank from September 2010 until his resignation in August 2012. Robert J. Mancuso serviced as First Senior Vice President and Chief Administrative Officer of the Bank from June 2010 until his resignation in December 2012.

CORPORATE GOVERNANCE

Our Board of Directors believes that the purpose of corporate governance is to promote shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of NASDAQ, and Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities to maintain the highest governance standards.

The Board of Directors has three standing committees: Audit Committee, Compensation Committee and Corporate Governance Committee, which is the committee that makes director nominating recommendations to the Board of Directors. The charters of these committees have been approved by the Board and are available on our corporate website at www.fncb.com.

Currently, the Board of Directors has eight members. In accordance with our bylaws, the Board of Directors has specified that, as of the date of the annual meeting, the number of directors will be nine. The Company evaluates the independence of directors under the SEC and NASDAQ stock market’s standards for independence. The NASDAQ standards require the Board of Directors to be comprised of a majority of independent directors. The NASDAQ standards also require that, except for exceptional and limited circumstances, the Board of Directors maintain an audit committee comprised only of independent directors and that compensation and nomination decisions must be made only by independent directors.

Independence is reviewed at least annually to determine whether all existing and potential committee members are independent. The Board of Directors has determined that Louis A. DeNaples, Louis A. DeNaples, Jr., Joseph J. Gentile, John P. Moses, Dominick L. DeNaples and Thomas J. Melone met the standards for independence.

In making its independence determinations, the Board considered that in the ordinary course of business the Company and the Bank may provide commercial banking and other services to some of the independent directors and to business organizations and to individuals associated with them. The Board also considered that in the ordinary course of business some business organizations with which an independent director is associated may provide products and services to the Company and the Bank. The Board has determined that, based on the information available to the Board, none of these relationships were material.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to the Company’s directors and employees, including the President and Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and Principal Accounting Officer (“PAO”). The Code includes guidelines relating to compliance with laws, the ethical handling of actual or potential conflicts of interest, the use of corporate opportunities, protection and use of the Company’s confidential information, accepting gifts and business courtesies, accurate financial and regulatory reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Code of Business Conduct and Ethics is available on the Company’s website at www.fncb.com/investorrelations/ under the heading “Governance Documents.” The Company intends to post any amendments to the Code on its website and also to disclose any waivers (to the extent applicable to the Company’s President, PEO, PFO or PAO) on a Form 8-K within the prescribed time period.

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Shareholder Communications

Any shareholder who wishes to communicate with the Board of Directors may send correspondence to Michael J. Cestone, Jr., Secretary, at 102 East Drinker St., Dunmore, PA 18512, or by sending an electronic message to corporatesecretary@fncb.com. Mr. Cestone will submit your correspondence to the Board of Directors or the appropriate committee as applicable.

Submission of Shareholder Proposals for 2014 Annual Meeting

The Company currently expects to hold a 2014 annual meeting of shareholders and will promptly notify shareholders when a date is set for the 2014 annual meeting. In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting, the written proposal must be received by the Company a reasonable time before the Company begins to print and send its proxy materials. (See “Director Nominations” on page 20 for information on director nominations.) Any proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Upon the determination of the date for the 2014 annual meeting, the Company intends to notify shareholders of the date after which a shareholder proposal will be considered untimely; and at such time, although the proposal may be considered at the annual meeting, the Company is not obligated to include it in the 2014 proxy statement.

Any shareholder who intends to nominate a candidate for election to the Board of Directors (other than a candidate proposed by the Company’s then existing Board of Directors) or submit a proposal for consideration at the 2014 annual meeting must notify the Company’s Secretary in writing not less than 70 days nor more than 90 days prior to the date of any shareholder meeting called for the election of directors or, if the notice of the meeting is mailed or public announcement of the date of such meeting is made less than 70 days prior to the date of such meeting, on the 10th day following the day on which notice of the meeting was mailed or public announcement of the date of such meeting was made. The advance notice provisions in the Company’s bylaws, require that the following additional information must be provided to the Company by a shareholder submitting a shareholder proposal:

a)	the name and address of the shareholder who intends to make the nomination or propose the business, and, as the case may be, of the person or persons to be nominated;
b)	a representation that the shareholder is a holder of record of shares of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to make the proposal;
c)	the number of and class of shares owned by the shareholder and any Shareholder Associated Person (as defined in the bylaws), which information must be supplemented as of the record date;
d)	a description of any agreement, arrangement or understandings between the shareholder or any other person or persons, pursuant to which the nominations or nominations are to be made by the shareholder, or the business is to be proposed, which information must be supplemented as of the record date;
e)	information regarding the shareholder’s, Shareholder Associated Person’s (as defined in the bylaws) or certain affiliated partnership’s ownership of derivative instruments (such as options, warrants, convertible security, etc.) or any other opportunity of the shareholder or Shareholder Associated Person (as defined in the bylaws) to profit from a change in the value of shares of the Company and the existence of any hedging transactions, which information must be supplemented as of the record date;

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f)	if applicable, the consent of each nominee to serve as a director of the Company if so elected; and
g)	any other information regarding the nominee or each matter of business to be proposed by such shareholder that would be required under the SEC’s proxy rules and regulations had the nominee been nominated, or the matter been proposed, by the Board of Directors.

Copies of the full text of the bylaw provision relating to advance notice can be obtained by writing to Michael J. Cestone, Jr. Secretary, at 102 East Drinker St., Dunmore, PA 18512. A copy of our bylaws were filed with the SEC as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed November 12, 2013.

The Board of Directors

Our business is managed under the direction of our Board of Directors, in accordance with the Pennsylvania Business Corporation Law and our bylaws. We separate the positions of Chairman of the Board and Chief Executive Officer. We believe separation of these positions enhances the independent oversight of the Company and the monitoring and objective evaluation of the Chief Executive Officer’s performance. Mr. Dominick DeNaples serves as non-executive Chairman of the Board of Directors and is independent of management.

The Board of Directors is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee, pursuant to its charter, considers and reviews with the Company’s internal audit department, independent registered public accounting firm, and management, the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board of Directors is involved in oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities, regularly reviewing and analyzing the Company’s investment portfolio and accompanying risk levels, and considering the potential impact on our objectives. Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board of Directors as a whole. Members of the Company’s senior management have an open line of communication to the Board of Directors and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention typically arise.

The Bank maintains a Directors Loan Committee which meets bi-weekly before each Bank board meeting or more often as necessary. In addition to the Bank’s Chairman, President and Chief Executive Officer, Chief Operating Officer and Chief Lending Officer, the following Directors are members of this committee: Joseph Coccia, Dominick L. DeNaples, Joseph J. Gentile, Thomas J. Melone, and John P. Moses. In 2012, this committee met twenty-five (25) times.

During 2012, the Company’s Board of Directors held twenty-five meetings. Each of the directors, except for Mr. Gentile, attended at least 75% of the meetings of the Company’s Board of Directors and of the committees. Mr. Gentile attended 75% of the meetings of the Company’s Board of Directors and the meetings of the Compensation Committee and Audit Committee, but attended only two of the five Corporate Governance Committee meetings. Pursuant to the Company’s policy, the directors are expected to attend the Company’s annual meeting of shareholders. The Company has not held an annual meeting since 2010.

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Committees of the Board of Directors

Our Board of Directors has an Audit Committee, Compensation Committee and Corporate Governance Committee. The charters of these committees have been approved by the Board of Directors and are available on the Company’s website www.fncb.com under the link for “Investor Relations.”

	Compensation Committee	Corporate Governance Committee	Audit Committee
Michael J. Cestone, Jr.
Joseph J. Gentile	X	X	X
Louis A. DeNaples, Jr.	X(1)	X
Thomas J. Melone	X	X	X(1)
Steven R. Tokach
Joseph Coccia
Dominick L. DeNaples
John P. Moses	X	X(1)	X
Number of meetings in 2012	4	5	10
X	Current member

(1)     Chairperson

Compensation Committee

The Compensation Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Compensation Committee with any recommended changes approved by the Board of Directors. The current Compensation Committee charter is available in the Investor Relations section on the Company’s website at www.fncb.com by clicking on Corporate Information and then Committee Charting under the heading “Compensation Committee Charter.” As noted above, each of the directors serving on this committee was determined to meet the standards for independence. The Compensation Committee is responsible for evaluating and approving the Company’s compensation plans, policies and programs. The Compensation Committee has the authority to retain and terminate a compensation consulting firm, including the authority to approve the firm’s fees and other terms of retention. The Compensation Committee also has the authority to delegate responsibility to subcommittees. For a discussion of the role of the Compensation Committee in determining executive and director compensation, see the discussion under the heading “Compensation Discussion and Analysis.”

Corporate Governance Committee

The Corporate Governance Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Corporate Governance Committee with any recommended changes approved by the Board of Directors. The current Corporate Governance Committee charter is available in the Investor Relations section on the Company’s website at www.fncb.com by clicking on Corporate Information and then Committee Charting under the heading “Corporate Governance Committee Charter.” Each of the directors serving on this committee was determined to meet the standards for independence. The Corporate Governance Committee (1) recommends to the Board of Directors for its selection (i) potential nominees for director to stand for election at the Company’s annual meeting of shareholders, including without limitation, those proposed by shareholders, and (ii) individuals to be considered by the Board of Directors to fill vacancies; (2) in its discretion, considers candidates based on criteria for selecting new directors; (3) evaluates the background and qualifications of new director candidates; and (4) evaluates directors before nomination for reelection. The Corporate Governance Committee also oversees and makes recommendations to the Board of Directors with respect to corporate governance of the Company.

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Director Nominations

The Corporate Governance Committee recommends director nominees to the Board of Directors. The Corporate Governance Committee seeks individuals who are qualified to be directors based on the committee’s judgment of the potential candidate’s experience, skills and knowledge of business and management practices. If needed, the Corporate Governance Committee will use a third party search firm to assist in finding director candidates. No third parties were engaged to evaluate or assist in identifying potential director nominees in 2012 or 2013.

The Corporate Governance Committee and the Board of Directors have not established a specific diversity component in their consideration of candidates for director and instead consider the diversity of directors as part of the overall mix of factors when identifying and evaluating candidates for the Board of Directors. The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors and individual skills that complement the full Board. Therefore, the Board, as a unit, possesses the appropriate skills and experience to oversee the Company’s business.

The Corporate Governance Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors and will evaluate such qualified persons in the same manner as other identified candidates, when submitted prior to the shareholder proposal date referred to in the “Submission of Shareholder Proposals for 2014 Annual Meeting” section of this Proxy Statement (the “Proposals Section”), provided such recommendations comply with the advance notice procedures in the Company’s bylaws, which are summarized in the Proposals Section. Such recommendations must also include: (i) sufficient biographical information about the proposed nominee to permit the Corporate Governance Committee to evaluate their qualifications and experience, and (ii) the nominee’s consent to serving as a director if elected. Shareholders must deliver any proposals or nominations in writing to the Corporate Governance Committee or the Secretary of First National Community Bancorp, Inc. at its principal executive office, 102 E. Drinker Street, Dunmore, Pennsylvania 18512.

Any nomination for director not made in accordance with Section 1.07 of the Company’s bylaws will be disregarded by the presiding officer of the annual meeting, and votes cast for each such nominee will be disregarded by the judge of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with Section 1.07, the nomination will be honored and all votes cast for the nominee will be counted.

AUDIT COMMITTEE

The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that each of the members of the Audit Committee is considered independent, as that term is defined by the SEC and in the NASDAQ listing standards related to audit committees. The current Audit Committee charter is available in the Investor Relations section on the Company’s website at www.fncb.com by clicking on Corporate Information and then on Committee Charting under the heading “Audit Committee Charter.” The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors the engagement of an independent certified public accountant.

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Currently, the Board has identified Thomas J. Melone as the Audit Committee financial expert. Mr. Melone qualifies as a financial expert based on his extensive accounting experience as a certified public accountant and as a partner of the Albert B. Melone Company.

Report of the Audit Committee

To the Shareholders of First National Community Bancorp, Inc.:

The Audit Committee provides oversight of the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the financial reporting process, including internal controls. In fulfilling its oversight responsibilities, the Committee discussed the financial statements in the annual report with management, including a discussion of the quality, not just acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as required to be discussed with the Committee under generally accepted auditing standards. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In addition, the Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on these discussions, the Audit Committee has recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Audit Committee

/s/Thomas J. Melone, Chairman

/s/John P. Moses

/s/Joseph J. Gentile

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company is committed to responsible compensation practices and strives to balance sound risk management with the need to attract, hire, motivate and retain executive team members who will maximize successful performance. The Company intends to provide executives with a balanced mix of fixed and variable pay. The purpose of all incentive plans is to motivate, reward and reinforce performance and achievement of team and/or individual goals in support of the Company’s strategic objectives for growth and profitability. They provide the opportunity for reward for meeting and exceeding established financial goals as well as recognition of individual achievements.

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Under the heading “Executive Compensation Tables,” you will find a series of tables containing specific information about the compensation earned or paid in 2012 to Mr. Steven R. Tokach, the current President and Chief Executive Officer and PEO of the Company, Mr. James M. Bone, Jr., the current Chief Financial Officer and PFO of the Company and Mr. Edward J. Lipkus, the former Chief Financial Officer and PFO of the Company. Compensation information is also presented for Mr. Gerard A. Champi, the current Chief Operating Officer of the Bank and former Interim President and Chief Executive Officer of the Company, Mr. Joseph J. Earyes, the Chief Retail Banking and Operations Officer of the Bank and Lisa L. Kinney, the Retail Lending Officer of the Bank, the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2012, referred to as our “named executive officers” or “named executives.” In addition, compensation information is presented for the following former named executive officers: Mr. Robert J. Mancuso, the former Chief Administrative Officer of the Bank and Ms. Sandra E. Laughlin, the former Chief Risk Officer of the Bank.

The overall executive compensation philosophy and strategy and primary objective of the Board of Directors with respect to executive compensation at the Company is to provide a total compensation package that meets a number of interrelated goals. The Company’s compensation package is designed to:

1.	Be balanced and competitive in the external market in a manner consistent with the Company’s size and industry;

2.	Correlate with the Company’s strategic business plan;

3.	Align the interests of executives with those of shareholders;

4.	Drive superior performance and reward executives for achievement;

5.	Enable the Company to attract, motivate, develop and retain key executives whose experience, expertise and abilities will promote the Company’s performance for the benefit of its shareholders without encouraging undue risk-taking that could materially threaten the safety and soundness of the Company;

6.	Achieve an appropriate mix of fixed and variable compensation;

7.	Equally support annual and long-term financial and strategic performance objectives as well as the stability of the organization;

8.	Ensure compliance with applicable regulations;

9.	Deliver executive compensation in a manner that is prudent and cost-effective; and

10.	Support the mission, vision and values of the Company.

Design of Compensation Program

In 2012, executive compensation decisions were made by the Compensation Committee of the Board of Directors. The Board of Directors’ fundamental policy is to provide our executive officers with competitive compensation for their positions and to provide opportunities based upon their contributions to the Company’s development and financial success as well as their personal performance in accordance with the overall design of the Company’s compensation package.

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The Role of Consultants

In 2012, management engaged Mosteller and Associates (Mosteller), a Pennsylvania-based human resources consulting firm, to conduct an Executive Compensation Review (“the 2012 Report”). The 2012 Report included: (1) a market review of the Company’s compensation for executive positions against compensation levels of executive positions at other similar financial institutions; and (2) recommendations for enhancements to the Company’s overall executive compensation programs. The Report has served as a foundation for executive compensation decisions in 2012 and 2013.

The 2012 Report included market data from proxy statement analysis of a peer group of banks as well as three published survey sources. Specific analysis and comment were provided for each of the executive pay components (base, short term incentive, long-term incentive, and all other) as well as total compensation. The results of the study reflected in the 2012 Report provided the Compensation Committee, the Board and management with what they believe was a solid base of relevant information upon which to develop compensation strategy and to base compensation-related decisions throughout the 2012 year.

The Company also engaged Mosteller to design Short-Term and Long-Term Incentive Compensation Plans to be used to attract, motivate and retain the Company’s executives and employees.

On December 19, 2012, upon the recommendation of the Compensation Committee, the Board of Directors approved three Short-Term Incentive Plans (the “Incentive Plans”) to be effective for calendar year 2013. These include an Executive Incentive Plan (the “EIP”), a Commercial Incentive Plan (the “CIP”) and a Staff Incentive Plan (the “SIP”). The Incentive Plans are designed to link annual cash compensation awards to specific Bank financial targets and individual performance metrics. According to the terms of these Incentive Plans, the Board of Directors is responsible for establishing the Bank-wide financial targets that are utilized to trigger funding of the Plans. The Board of Directors determines the individual performance goals used to evaluate the President and Chief Executive Officer. For all other executives and employees, management is responsible for establishing individual performance goals which, in conjunction with achievement of Bank-wide financial goals, are used to determine individual awards. Each of the incentive plans provides for a potential claw-back of award payments if the relevant performance measures on which they are based are restated or otherwise adjusted within a 36-month period following the public release of the financial information.

On January 24, 2013, the Board of Directors initially approved the design of a Long-Term Incentive Plan (the “LTIP”). Upon the recommendation of the Compensation Committee, the final LTIP was formally adopted by the Board of Directors on October 23, 2013 and is being presented to shareholders as PROPOSAL 4 at the 2013 Annual Shareholders Meeting. Upon obtaining shareholder approval, the Board intends to make initial awards in 2014 under the terms of the LTIP. The proposed LTIP is designed to reward executives and key employees for their contributions to the long-term success of the Company, primarily as measured by the increase in the Company’s stock price. The proposed LTIP plan design provides the Board with the authority to offer several different types of long-term incentives, including Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

In addition, the Company continues to engage Mosteller to provide consulting services on an ongoing basis, advising with regard to executive and broad-based compensation matters as well as a variety of human resources topics. Mosteller was chosen because of its expertise in the field of human resources, the financial services industry and the geographic footprint of the Bank and its understanding of the organization. The Compensation Committee has evaluated the independence of Mosteller and concluded that no conflict of interest exists.

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The Role of Management

Input from senior management, including the President and Chief Executive Officer and the Human Resources Officer, along with our external consultants was critical in order to permit the Board of Directors and Compensation Committee to make informed and appropriate decisions. Input from senior management may include:

•	Performance summaries for management team members and recommendations regarding compensation;
•	Results from executive compensation studies and related recommendations and analysis; and
•	Data and recommendations for changes necessary to ensure the continued market competitive nature of the Company’s overall compensation package and/or the individual components of executive compensation.

Each member of senior management excuses himself or herself from all Board and Compensation Committee discussions of that individual’s compensation.

Benchmarking and Peer Group

During 2012, the Company utilized a peer group based on industry, asset size, organizational structure, performance levels and geographic location. The Company has selected the peer group to provide comparative market data for executive compensation pay levels.

This peer group reflects financial organizations from the Mid-Atlantic states with asset size ranging from approximately $580 million to almost $2.3 billion as of December 31, 2011, the most recent year for which information was available at the time of the Report. We believe these companies are an appropriate group against which to benchmark our compensation. This peer group was adjusted in conjunction with Mosteller’s 2012 Report to be more reflective of the Company’s current asset size and current regional competitors.

Below is a listing of the peer group used by the Company to benchmark its executive compensation:

ACNB Corp.	Citizens & Northern Corp.	Norwood Financial Corp.
Alliance Financial Corp.	Codorus Valley Bancorp, Inc.	Orrstown Financial Services Inc.
AmeriServe Financial, Inc.	Dimeco, Inc	Penseco Financial Services Corp.
Bryn Mawr Bank Corp.	ESSA Bancorp, Inc.	Republic First Bancorp, Inc.
CNB Financial Corp.	Fidelity D&D Bancorp, Inc.	Univest Corp of Pennsylvania
Canandaigua National Corp.	First United Corporation	VIST Financial Corp.

Material Differences in Named Executive Officers’ Compensation

The overall factors that come into consideration when making executive compensation decisions include the following:

•	Compensation philosophy and strategy;
•	Individual performance relative to goals;
•	Corporate performance;

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•	Budgetary constraints;
•	Regulatory requirements;
•	Competitive market data received from external compensation consultant including best practices in the marketplace;
•	Ability to retain and attract executive employees;
•	External economic and industry environment; and
•	Risk assessment considerations.

The named executive officers receive base salaries commensurate with their positions and responsibilities. In determining the appropriate types and amounts of compensation for the President and Chief Executive Officer each year, the Board of Directors evaluates both corporate and individual performance. The corporate factors include the financial performance of the Company, including return on stockholders’ equity, return on assets, asset quality and trends in the foregoing measures, the performance of the Company’s stock price, comparative results achieved by the Company’s peer group institutions, and progress in realizing the Company’s long-term strategic plan. The individual factors include initiation and implementation of successful business strategies, formation of an effective management team and various personal qualities, including leadership. In determining the appropriate types and amounts of compensation for the named executive officers other than the President and Chief Executive Officer, the Board of Directors takes into consideration the officer’s experience, expected personal performance and salary levels for comparable positions.

Compensation Components

The compensation package for each named executive officer is comprised primarily of base salary, short-term incentives in the form of cash bonuses and long-term stock-based incentive awards. The Company also offers executives who meet the eligibility requirements the opportunity to participate in a nonqualified deferred compensation plan, in addition to a 401(k) Profit Sharing Plan and health and welfare benefits available to all of the Bank’s employees.

Base Salary - The Bank has established salary ranges that are competitive with our peer group and the banking industry in our local region. Each job classification has been evaluated based upon the required skills, knowledge, responsibility and experience needed. Salary increases are based upon merit, performance, quality of work, and other job related factors. Salary increases are not guaranteed and a satisfactory performance review may not warrant an increase. The base salary for each named executive officer is determined based upon experience, personal performance, salary levels in effect for comparable positions in the banking industry, internal base salary comparability considerations and the responsibilities assumed by the named executive officer. The weights given to these factors differ from individual to individual as the Board determines is appropriate. Base salaries are reviewed annually and adjusted from time to time, based on our review of market data and assessment of Company and individual executive performance.

Please refer to “Executive Compensation Tables” below for additional information on compensation of our named executive officers.

Short-Term Incentive Program/Cash Bonuses - In 2012, executives were eligible for annual short-term incentives through a discretionary program that was based upon the Board of Directors’ subjective assessment of the Company’s performance as compared to both budget and prior fiscal year performance, as well as the individual contributions of the executives. Though individual contributions are considered when awarding bonuses, if any, neither the compensation committee nor the Board of Directors has established performance targets that, when reached, automatically provide a bonus. The amount of each individual bonus is not affected by nor does it affect any other form of compensation. Based on the Bank’s overall performance levels in 2012, the Board did not award any cash bonuses.

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On December 19, 2012, the Board approved the new EIP to be effective during calendar year 2013. This Plan is designed to link annual cash bonus awards to specific bank financial targets and individual performance metrics. According to the terms of the EIP, the Board of Directors is responsible for establishing the Bank-wide financial targets which are utilized to trigger funding of the EIP. The Board of Directors determines the individual performance goals used to evaluate the President and Chief Executive Officer. For all other executives, the President and Chief Executive Officer and Chief Operating Officer are responsible for establishing individual performance goals which, in conjunction with achievement of Bank-wide financial goals, are used to determine individual awards. The EIP provides for a potential claw-back of award payments if the relevant performance measures on which they are based are restated or otherwise adjusted with a 36-month period following the public release of the financial information.

Long-Term Incentive Program - The Company believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company’s shareholders. Where executives are shareholders themselves, the executives will realize a direct benefit by achieving the objective of maximizing shareholder value.

During 2012, the Company had in place two stock incentive plans: the 2000 Stock Incentive Plan (the “Stock Incentive Plan”) and the 2000 Independent Directors’ Stock Incentive Plan (the “Directors’ Stock Plan,” and together with the Stock Incentive Plan, the “Company Plans”), each of which expired on August 30, 2010 and, as such, no additional awards have been granted from either plan, though the expiration of these plans does not affect any awards outstanding as of the expiration date of the plan.

Prior to the expiration of the Company Plans, the Company’s executives were eligible to receive “qualified” stock options, “non-qualified” stock options, stock appreciation rights and restricted stock under the Company Plans, which have each been approved by the Company’s shareholders. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. The Stock Incentive Plan was designed and has been administered in a manner to enable the Company to deduct compensation attributable to options and without regard to such deduction limitation. The Company has outstanding awards of stock options issued under each of the Company Plans. During 2009, the Company granted 74,600 shares worth of stock options. No stock options or other equity based awards were granted under the Company Plans in 2010, 2011 or 2012. In February 2011, the Board dissolved the Stock Option Committee, which had previously been authorized to award grants of stock options and other long-term incentives to key employees and officers, and the Compensation Committee assumed responsibility for the administration of the Company Stock Plans.

Under the Stock Incentive Plan, shares of common stock are subject to issuance upon the exercise of incentive stock options (“ISOs”), non-incentive stock options (“Non-ISOs”) and Stock Appreciation Rights (“SARs”), and the award of shares of restricted stock to such key officers or other employees of the Company or the Bank as the Committee may designate. However, only incentive stock options were ever awarded under the Stock Incentive Plan. The exercise price of qualified stock options under the Stock Incentive Plan was not permitted to be less than 100% of the fair market value of the common stock on the date of grant, as determined in the Stock Incentive Plan.

If a participant who was awarded a qualified incentive stock option ceases to be employed by the Company or the Bank for any reason other than his or her death or disability, the participant may be permitted to exercise the option during its remaining term for a period of not more than three (3) months after cessation of employment to the extent that the qualified option was then and remains exercisable.

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The grants are to be exercised at a fixed price of fair market value on the date of grant. The grant dates are based on the last Company meeting of the applicable year in which they were granted. The awards are not timed to the release of any information. Under the Stock Incentive Plan, the time period during which any qualified incentive stock option is exercisable, as determined by the Committee, does not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such option is awarded. As incentive compensation, the granting of stock options was not taken into account when determining other factors of compensation for the named executive officers.

The Company Plans provide that the aggregate number of shares of common stock remaining available for grant under the respective Company Plan may be adjusted for certain events, such as mergers, consolidations, stock dividends, stock splits, continuation or similar events in which the number or kind of shares is changed without receipt or payment of consideration by the Company.

On November 28, 2012, the Board of Directors adopted the 2012 Employee Stock Grant Plan (the “2012 Grant Plan”), which became effective upon implementation on December 17, 2012, pursuant to which the Board authorized the grant of up to 16,000 common shares in order to make one-time grants of 50 common shares (plus a one-time payment of $25 to partially offset such employee’s 2012 tax obligations in connection with the grant) to each active full and part-time employee of the Company, including executive officers. This one-time program was implemented to provide employees with a long-term financial interest in the Company’s future growth and profitability by providing them with Company ownership in the form of common shares.

On January 24, 2013, the Board of Directors initially approved the design of a new Long-Term Incentive Plan (LTIP). Upon the recommendation of the Compensation Committee, the final LTIP was formally adopted by the Board of Directors on October 23, 2013 and is being presented to the shareholders as PROPOSAL 4 at the 2013 Annual Shareholders Meeting. Upon obtaining shareholder approval, the Board intends to make initial awards in 2014 under the terms of the LTIP. The proposed LTIP is designed to reward executives and key employees for their contributions to the long-term success of the Company, primarily as measured by the increase in the Company’s stock price. The proposed LTIP plan design provides the Board with the authority to offer several different types of long-term incentives, including Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

The provisions of the LTIP are described in greater detail on page 40 under PROPOSAL 4.

Profit Sharing and 401(k) Plan - Supplemental compensation is provided in the forms of a profit sharing plan and a 401(k) plan. These items are structured to be moderately competitive within the peer market. The amount of money which the Bank contributed to the profit sharing and 401(k) plans is not taken into account when determining the amounts of other forms of compensation.

The Bank has adopted the First National Community Bank 401(k) Profit Sharing Plan (the “401(k) Profit Sharing Plan”), a tax qualified retirement savings plan pursuant to which our employees, including the named executive officers, are able to make pre-tax or Roth contributions from their cash compensation. The 401(k) Profit Sharing Plan provides for a discretionary employer contribution, which is determined each year by the Board of Directors, in the form of profit sharing. For the year 2012, the Board of Directors did not declare a profit sharing contribution. In 2011 and until August 31, 2012, the plan did not allow matching contributions to the 401(k) Profit Sharing Plan.

Effective as of September 1, 2012, the Board of Directors amended the Profit Sharing and 401(k) Plan to permit a Bank provided match to employee 401(k) contributions. The Board of Directors has approved a 50% match to an employee’s first 4% of payroll contribution. The match is subject to amendment at the Board of Director’s discretion. Additionally, as of September 1, 2012, the eligibility requirements for the Profit Sharing and 401(k) Plan were amended by the Board of Directors. As of that date, employees who have attained the age of 21 are eligible to participate on the first day of the month following their day of hire.

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Deferred Compensation Plan - All officers of the Bank employed at the beginning of a year for at least two (2) years with earnings in excess of $40,000 annually are entitled to participate in the Bank’s Director’s and Officer’s Deferred Compensation Plan, as amended (“Deferred Compensation Plan”). The Deferred Compensation Plan allows named executive officers who have been employed by the Bank for ten or more years to defer up to 25% of their compensation, including base salary and cash bonuses. All other eligible named executive officers may defer up to 15% of their compensation. The Deferred Compensation Plan is designed to provide a long-term incentive to remain in the employ of the Bank.

An account for each participant is maintained and credited with deferred compensation on the date such compensation would have been paid to a participant had no election to defer been made. The interest rate to be credited on account balances in the Deferred Compensation Plan was reviewed by the Board during 2010 and the Deferred Compensation Plan was amended prior to December 31, 2010. The amendment provides for the interest rate to be determined each year based on the sum of 1% plus the average of the one-year U.S. Treasury Bill rates in effect on and between December 1 and December 15 of the Plan Year to which it applies. There is no minimum rate in this amendment. This amendment was adopted by the Board on December 29, 2010 and applied to accounts for the December 31, 2010 interest crediting and thereafter.

The Bank’s obligation under the Deferred Compensation Plan is an unfunded and unsecured promise to pay. The Bank is not obligated to fund any of such obligations, but it may, in its sole discretion, elect to fund the Deferred Compensation Plan in whole or in part. To date, the Company has not funded any Deferred Compensation Plan obligations. As such, executive officer and other participant account balances in the Deferred Compensation Plan are unsecured and at-risk, meaning the balances may be forfeited in the event of the Company’s financial distress such as bankruptcy. The Bank does not match executive deferrals to the Deferred Compensation Plan.

Participants, including each of the named executive officers, are immediately vested in their account balance in the deferred compensation plan. The benefit payments to be made to a participant under the Deferred Compensation Plan begin on the first business day of the month after the participant’s “normal retirement date,” which is the date on which a participant reaches age 60, the date on which he has been a participant for five years, or his or her termination of service, whichever is later. “Termination of service” means the participant’s ceasing to serve as a Director or Officer of the Bank for any reason whatsoever, voluntary or involuntary, including by reason of death or disability. The participant will receive equal monthly or annual installments over the period chosen, the amount of such payments being determined by annuitizing the amount in his Deferred Compensation Plan account, plus interest.

Distributions are paid in a lump sum or in annual or monthly installments according to the participant’s designation, provided, however, that the Bank may, subject to approval by the Board of Directors, pay the participant’s Deferred Compensation account in annual payments upon such Participant’s termination of service. All distributions are also subject to any regulatory requirements, as in effect from time to time.

Additional Employee Benefit Plans - The Bank also provides additional benefit programs to employees including health, vision and dental insurance, life and long-term and short-term disability insurance.

Supplemental Life Insurance for Certain Executive Officers - Certain executive officers also participate in the Company’s supplemental executive life insurance plan which provides a split-dollar share of death benefits to the executive’s beneficiary, depending upon the executive’s eligibility to receive payments. The plan is funded with bank-owned life insurance and is used to provide an additional benefit to certain executives with a minimal cost to the Company. Split-dollar life insurance plans are widely available in the banking industry, because it allows the employer to recover its plan costs upon the death of the executive, and the executive’s beneficiary to receive a split of the insurance proceeds. This benefit provides additional incentive for continued employment with the Company.

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These benefits are provided to further incent longevity with the Company and also to provide an executive benefit package that is fully competitive within our industry and market place. The costs of providing such benefits to all eligible employees are not considered when determining specific salaries of the Named Executive Officers and are seen as a worthwhile investment in employees that will help keep the employee productive and engaged.

Perquisites - The Company provides a Company-owned vehicle to several of the named executive officers, as their positions require travel offsite frequently for Bank business. The provision of a Company vehicle to these individuals is viewed by the Board of Directors as a normal benefit in the highly competitive financial services industry.

Country club memberships, the dues for which are paid by the Company, are provided to certain of our named executive officers and used as a vehicle to attract, retain and expand customer relationships. They are viewed as an important resource for certain named executive officers to further the business of the Bank.

Employment and Severance Arrangements - Other than as described below under the heading “Potential Payments Upon Termination or Change of Control,” none of the executive officers or directors of the Company or the Bank is a party to an individual employment contract or any other agreement with the Company or the Bank containing severance and/or change in control arrangements with the Company or the Bank.

Inter-Relationship of Elements of Total Compensation

The Company’s executive compensation philosophy and strategy is intended to be competitive in the marketplace and reward executives for strong performance through multiple compensation vehicles and to not reward executives for weak performance. All of the components are balanced, integrated, and designed to provide a total compensation environment which will enhance the executives’ relationship with the Company and support the growth of overall shareholder value.

The various elements of the total compensation package are subtly interrelated based on a variety of factors. While there is not a direct relationship between components, if in a given year the Board of Directors or Compensation Committee decides, for purposeful reasons, to “overweight” one component of total compensation (as compared to the market) they may “underweight” another so that total compensation remains competitive. The Company is holding it “say-on-pay” and “say-on-frequency” votes for the first time at this annual meeting and, thus, has not previously held or considered the results of a shareholder advisory vote on executive compensation.

Equity Ownership Guidelines

We have no equity or security ownership requirements or guidelines for executive officers; however, all of the executive officers, except those who joined the Bank since 2010 (other than Steven R. Tokach who is required to own shares of the Company as a director of the Bank), own common stock or options to purchase common stock pursuant to our equity compensation plans. Pursuant to the Company’s bylaws, shareholders who submit proposals for inclusion in the Company’s proxy statement must disclose details regarding hedged positions.

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Risk Analysis of Incentive Compensation Programs

The Board of Directors evaluated the Company’s compensation policies and practices for its employees and concluded that our compensation programs (1) are appropriately structured to reward prudent risk taking, (2) do not encourage or promote inappropriate risk taking, (3) do not pose a material risk to the Company, and (4) are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

Shown below is information concerning the annual compensation for services in all capacities to the Company and the Bank for the fiscal years ended December 31, 2012, 2011, and 2010 of those persons who served as Chief Executive Officer or the Chief Financial Officer at any time during 2012, and the three other most highly compensated executive officers of the Company and the Bank, to the extent such persons’ total compensation exceeded $100,000.

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Name and Principal Position	Year	Salary		Stock Awards [1]	Change in pension value and non- qualified deferred compensation earnings [2]	All Other Compensation		Total
Steven R. Tokach, President	2012	$300,025		$153	$-	$6,290	[3]	$306,468
and Chief Executive	2011	17,308	[4]	-	-	-		17,308
Officer of the Company
and the Bank

James M. Bone, Jr.,	2012	$173,267		$153	$476	$1,516	[5]	$175,412
Executive Vice President and	2011	148,000		-	456	91	[5]	148,547
Chief Financial Officer of	2010	132,239		-	-	341	[5]	132,580
the Company and the Bank
and former Chief Information
Officer of the Bank

Edward J. Lipkus, Executive	2012	$120,260	[6]	$-	$-	$66,317	[7]	$186,577
Vice President and Chief	2011	165,000		-	-	819	[7]	165,819
Financial Officer of the	2010	45,692	[6]	-	-	15,000	[7]	60,692
Company and the Bank

Gerard A. Champi, Chief	2012	$230,463		$153	$3,766	$76,877	[8]	$311,259
Operating Officer of the	2011	223,500		-	3,607	11,339	[8]	238,446
Bank and former Interim	2010	216,300		-	-	7,421	[8]	223,721
President and Chief
Executive Officer of the
Company and Bank

Joseph J. Earyes, First	2012	$121,786		$153	$-	$16,738	[9]	$138,677
Senior Vice President and
Chief Retail Banking and
Operations Officer

Lisa L. Kinney, Senior	2012	$114,344		$153	$324	$7,610	[10]	$122,431
Vice President and Retail
Lending Officer

Sandra E. Laughlin,	2012	$143,595	[11]	$-	$-	$-		$143,595
Executive Vice President	2011	153,577	[11]	-	-	10,000	[12]	163,577
and Chief Risk Officer

Robert J. Mancuso, First	2012	$147,161	[13]	$-	$3,766	$51,521	[14]	$202,448
Senior Vice President,	2011	145,388		-	3,273	2,500	[14]	151,161
Chief Administrative Officer	2010	132,354		-	-	4,201	[14]	136,555

[1] The amounts listed represent the fair market value of the shares awarded on December 17, 2012, the date of the grant.

[2] The amounts listed represent the sum of the change in actuarial present value of the officer’s benefit under the plan from the 2011 measurement date to the 2012 measurement date and interest earned on the balances in the named executive officers non-qualified deferred compensation plan accounts at rates that exceed 120% of the applicable federal long-term rate.

[3] For Mr. Tokach, for 2012 this amount represents country club dues in the amount of $3,075 and an automobile allowance in the amount of $3,215.

[4] For Mr. Tokach, this amount represents the portion of his base salary earned from December 5, 2011, when he started with the Company, until the end of the year.

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[5] For Mr. Bone, this amount includes an employer match to the Bank’s 401(k) Profit Sharing Plan earned and accrued in the amounts of $1,417, $0 and $0, premiums paid to purchase split-dollar life insurance in the amounts of $99, $91, and $86, and premiums paid to purchase disability income insurance in the amounts of $0, $0, and $255, in each case, for 2012, 2011 and 2010, respectively.

[6] For Mr. Lipkus, for 2012 this amount represents the portion of his base salary through his termination date of August 31, 2012; for 2010 this amount represents the portion of his base salary earned from September 16, 2010, when his employment with the Company began, until the end of the year.

[7] For Mr. Lipkus, for 2012 this amount includes severance payments of $50,769 and vacation payout of $15,548; for 2011, this amount includes country club dues in the amount of $819; and for 2010 this amount includes $15,000 of relocation expenses.

[8] For Mr. Champi, includes contributions to the Bank’s 401(k) Profit Sharing Plan earned and accrued in the amounts of $1,417, $0 and $0, country club dues in the amounts of $12,430, $8,553 and $4,279, an automobile allowance of $2,750, $2,687, and $2,680, premiums paid to purchase split-dollar life insurance in the amounts of $108, $99, and $91, and premiums paid to purchase disability income insurance in the amounts of $0, $0, and $371, and a vacation payout in the amount of $60,172, $0, and $0 in each case, for 2012, 2011 and 2010, respectively.

[9] For Mr. Earyes, includes country club dues in the amount of $5,079, an automobile allowance in the amount of $2,313 and vacation payout in the amount of $9,346 for 2012.

[10] For Ms. Kinney, includes an automobile allowance in the amount of $2,110 and a vacation payout in the amount of $5,500 for 2012.

[11] For Ms. Laughlin, for 2012, this amount represents the portion of her base salary through the last day of her employment, October 26, 2012; for 2011, this amount represents the portion of her base salary earned from January 20, 2011, when her employment with the Company began, until the end of the year.

[12] For Ms. Laughlin, this amount represents $10,000 of relocation expenses.

[13] For Mr. Mancuso, for 2012, this amount represents the portion of his base salary through his termination date of December 17, 2012.

[14] For Mr. Mancuso, includes contributions to the Bank’s 401(k) Profit Sharing Plan earned and accrued in the amounts of $906, $0, and $0, country club dues in the amounts of $0, $2,161, and $2,997, an automobile allowance of $0, $204, and $842, premiums paid to purchase split-dollar life insurance in the amounts of $144, $135, and $127, premiums paid to purchase disability income insurance in the amounts of $0, $0, and $235, and a vacation payout in the amounts of $50,471, $0 and $0 in each case, for 2012, 2011 and 2010, respectively.

As reflected in the table above, in keeping with the compensation philosophy to provide executives with a balanced mix of compensation components and to enable the Company to attract, retain and motivate key executives, base and bonus compensation components were realigned during 2010. The Company’s compensation philosophy is to provide for base compensation levels that are in line with the market together with a more conservative bonus opportunity also in alignment with the market. Where appropriate, the Company increased the base salaries of its key executives to reflect market-competitive compensation levels and to recognize increased responsibilities and expectations. As the Company’s performance did not warrant bonus payments with respect to 2012, 2011 or 2010, none were made. The Company did, however, make one-time grants of 50 common shares of the Company pursuant to the 2012 Grant Plan (described below) to each eligible employee, including executive officers, in order to align the employees’ interests with the long-term financial interest of the Company.

Grants of Plan-Based Awards

The Company’s equity compensation plans include the 2000 Independent Directors Stock Option Plan and the 2000 Stock Incentive Plan which were approved by shareholders on May 16, 2001. Both of the Company Stock Plans expired on August 30, 2010. No stock options were awarded under either of the Company Stock Plans in 2011 or 2012.

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On November 28, 2012, the Board of Directors adopted the 2012 Grant Plan pursuant to which the Board of Directors granted 50 shares to each eligible employee of the Company, including executive officers, as described under the heading “Compensation Components.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award by award basis, information concerning all awards of stock options held by named executive officers at December 31, 2012. All options were granted with an exercise or base price of 100% of market value as determined in accordance with the applicable plan. The number of shares subject to each award as well as the exercise and/or base price has been adjusted to reflect all stock dividends and stock splits effected after the date of such award but have not otherwise been modified.

Outstanding Equity Awards at Fiscal Year End

Option Awards

December 31, 2012

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Steven R. Tokach	-	-	-	-

James M. Bone, Jr.	4,125	-	$10.01	11/26/2013
	1,375	-	16.71	11/24/2014
	1,650	-	19.31	11/23/2015
	1,650	-	23.13	11/29/2016
	2,500	-	16.90	11/13/2017
	4,000	-	10.81	1/5/2019

Edward J. Lipkus	-	-	-	-

Gerard A. Champi	5,500	-	$10.01	11/26/2013
	1,925	-	16.71	11/24/2014
	2,337	-	19.31	11/23/2015
	2,337	-	23.13	11/29/2016
	3,500	-	16.90	11/13/2017
	5,600	-	10.81	1/5/2019

Joseph J. Earyes	-	-	-	-

Lisa Kinney	687	-	$19.31	11/23/2015
	687	-	23.13	11/29/2016
	1,000	-	16.90	11/13/2017
	1,600	-	10.81	1/5/2019

Sandra E. Laughlin	-	-	-	-

Robert J. Mancuso (1)	-	-	-	-

(1)	Mr. Mancuso had 15,300 options which expired on December 15, 2012 upon his resignation.

Options Exercised and Stock Vested

None of the named executive officers exercised any options during 2012. No awards other than stock options were outstanding under the Company’s Stock Plans at December 31, 2012. The following table provides information as of and for the year ended December 31, 2012 for the named executive officers regarding their participation in the Officers’ Deferred Compensation Plan.

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Non-Qualified Deferred Compensation Table
December 31, 2012

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Steven R. Tokach	$-	$-	$-	$-	$-
James M. Bone, Jr.	-	-	476	-	42,092
Edward J. Lipkus	-	-	-	-	-
Gerard A. Champi	-	-	3,766	-	332,909
Joseph J. Earyes	-	-	-	-	-
Lisa Kinney	-	-	324	-	28,636
Sandra E. Laughlin	-	-	-	-	-
Robert J. Mancuso	-	-	3,417	-	302,056

The aggregate earnings listed in this table are included in the non-qualified deferred compensation earnings column of the Summary Compensation Table. For a discussion of the types of compensation permitted to be deferred (and any limitations), the measures for calculating interest and the material terms with respect to payouts, withdrawals and other distributions, see the above discussion under the heading “Compensation Components—Deferred Compensation Plan.”

Potential Payments upon Termination or Change of Control

Directors’ and Officers’ Deferred Compensation Plan

The named executive officers and all other participants are vested in their account balance in the deferred compensation plan. As such, upon ceasing to serve as an officer of the Bank for any reason whatsoever, voluntary or involuntary, including involuntary termination for cause, termination on a change of control, voluntary termination, early retirement or by reason of death or disability, the amount of the Deferred Compensation Plan account balance of such named executive officer will be payable pursuant to the terms of the Deferred Compensation Plan. Amounts payable under the Deferred Compensation Plan are unsecured, unfunded obligations of the Bank. Information regarding amounts to which named executives would be entitled under any such termination scenario, in the event of a termination as of December 31, 2012, are set forth in the table below. See the narrative detail above under “Compensation Discussion & Analysis — Deferred Compensation Plan Information” for additional information on the timing of such payments, which are subject in part to an election by such officer, and the age and length of such officer’s service with the Bank.

In December 2012, Mr. Mancuso notified the Board of Directors that he was resigning from the Company and the Bank, effective December 21, 2012. At this time, Mr. Mancuso had deferred $302,056 under the Deferred Compensation Plan which becomes payable, with interest at the applicable plan rate, starting the month after he reaches the age of 60 in June 2017.

Deferred Compensation upon Severance December 31, 2012

Name	Amount Payable Upon Termination Event (1)
Steven R. Tokach	$-
Gerard A. Champi	332,909
James M. Bone Jr.	42,092
Joseph J. Earyes	-
Lisa Kinney	28,636

(1)	Represents the amount payable to the indicated named executive officer under the Deferred Compensation Plan upon the following triggering events, assuming that such event occurred as of December 31, 2012: Voluntary Termination; Early Retirement; Normal Retirement, Involuntary Termination — Not for Cause; Involuntary Termination - For Cause; Involuntary Termination - For Good Reason (Change in Control); Disability; Death. Participants may elect to have their account paid commencing at the time prescribed by the Plan, in equal annual payments beginning with five (5) years and increasing in five (5) year increments up to thirty (30) years. Participants may also elect equal monthly payments which correspond to the annual yearly schedule.

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Company Plans

Options issued under the Company Plans are subject to accelerated vesting and remain exercisable upon or in connection with the occurrence of certain change of control events. In addition, any such stock option awards may remain exercisable for up to three months (or longer in the case of death or disability) upon the termination of any of our named executive officers’ employment for any reason. As of November 12, 2013 based on the closing market price of $4.00 per share, the exercise price of all options held by executive officers is greater than the current market price per share. Therefore, we do not expect that the options would be exercised upon a change in control or termination of employment.

The foregoing narrative regarding payments on a change in control or other termination of employment does not reflect payments that would be provided to each named executive officer under the 401(k) Profit Sharing Plan following termination of employment, or under the Company’s disability or life insurance plan in the event of death or disability, as applicable, on the last business day of the fiscal year ended December 31, 2012 because these plans are generally available to all regular employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers.

Director Compensation

The following table sets forth information regarding compensation paid to, or earned by, non-employee directors of the Company during the fiscal year ended December 31, 2012 for service as members of the Company and Bank Boards of Directors.

DIRECTOR COMPENSATION TABLE

December 31, 2012

Name	Fees Earned or Paid in Cash		Stock Awards	Option Awards	Change in Pension value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Michael J. Cestone	$ 40,000	[1]	$-	$-	$-	$-	$40,000
Joseph Coccia	30,000		-	-	-	-	30,000
Dominick L. DeNaples	30,000		-	-	-	-	30,000
Louis A. DeNaples [3]	-		-	-	-	-	-
Louis A. DeNaples, Jr.	30,000		-	-	-	-	30,000
Joseph J. Gentile	30,000		-	-	-	-	30,000
Thomas J. Melone	30,000		-	-	-	-	30,000
John P. Moses	30,000		-	-	4,386	-	34,386
Steven R. Tokach [2]	-		-	-	-	-	-

[1] Includes a $30,000 director’s fee and $10,000 for service as Secretary of the Board of Directors.

[2] Mr. Tokach does not receive compensation as a member of the Board of Directors.

[3] Mr. Louis A. DeNaples did not receive any director’s fees during 2012.

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Directors receive no remuneration for attendance at the Company’s board meetings. All non-employee members of the Bank’s Board of Directors receive an annual retainer of $30,000, payable at a rate of $2,500 per month, for each month or portion thereof that the director serves as a director of the Bank. The aggregate amount of director fees paid in 2012 was $210 thousand. In 2012, Michael J. Cestone, Jr. was compensated $10,000 for services rendered as Secretary of the Board of Directors to the Bank. Members of committees of the Board of Directors of the Company or the Bank, as applicable, do not receive fees for attending meetings of those committees.

Directors serving on the Board of Directors of the Bank are entitled to participate in the Bank’s Deferred Compensation Plan. Under the Deferred Compensation Plan, directors may voluntarily defer up to 50% of the director fees paid to them for service on the Board of Directors of the Bank. Prior to December 31, 2010, the Bank paid interest on deferred amounts on December 31 of each year at a rate equal to 200% of the one-year Treasury Bill rate in effect not more than thirty (30) days nor less than fifteen (15) days prior to the plan year to which the rates apply, but in no case less than 8% (the rate determined as described, the “Plan Rate”). For all participants who had been in the Plan for over five years there also was an enhanced interest rate of 1% greater than the Plan Rate, beginning with the sixth year of participation in the Deferred Compensation Plan. An account for each participant is maintained and credited with deferred compensation on the date such compensation would have been paid to a participant had no election to defer been made. The Deferred Compensation Plan was amended on December 29, 2010 to provide for the interest rate to be determined each year based on the sum of 1% plus the average of the one-year U.S. Treasury Bill rates in effect on and between December 1 and December 15 of the Plan Year to which it applies, with no minimum rate. The amendment applied to accounts for December 31, 2010 and future interest crediting. For additional information regarding the Deferred Compensation Plan, please refer to Executive Compensation — Compensation Disclosure and Analysis - Deferred Compensation Plan.”

Directors’ Stock Plan

Directors who were not employees or officers of the Company were eligible to be granted options to purchase stock of the Company under the Directors’ Stock Plan. The Directors’ Stock Plan expired during 2013, and no additional awards may be made thereunder. No awards were made under the Director’s Stock Plan during 2012 and there were no awards outstanding thereunder at December 31, 2012.

Compensation Committee Interlocks and Insider Participation

In 2010, the Board established a Compensation Committee. Louis A. DeNaples, Jr., Joseph J. Gentile, Thomas J. Melone and John P. Moses currently serve as the members of the Compensation Committee. Certain employees of the Company, as discussed under the heading “Role of Management,” participate in the deliberations of the Board concerning executive officer compensation. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company’s Board of Directors or participates in the Company’s compensation decisions.

Compensation Committee Report

The following report is not deemed to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. The Compensation Committee of the Company’s Board of Directors (collectively, the “Committee”) submitted the following report for inclusion in this proxy statement:

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Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this this proxy statement for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee as of November 22, 2013:

Louis A. DeNaples, Jr.

Joseph J. Gentile

Thomas J. Melone

John P. Moses

STOCK PERFORMANCE GRAPH AND TABLE

The following graph compares the cumulative total shareholder return (i.e. price change, reinvestment of cash dividends and stock dividends received) on our common shares against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index, the SNL Bank Index for banks with $500 million to $1 billion in assets and the SNL Bank Index for banks with $1 billion to $5 billion in assets. The stock performance graph assumes that $100 was invested on December 31, 2007. The graph further assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the relevant fiscal year. The yearly points marked on the horizontal axis correspond to December 31 of that year. The Company calculates each of the referenced indices in the same manner. All are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e. more valuable) count for more in all indices.

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	Period Ending
Index	12/31/07	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12
First National Community Bancorp, Inc.	100.00	59.13	33.46	16.76	13.92	16.87
NASDAQ Composite	100.00	60.02	87.24	103.08	102.26	120.42
SNL Bank $1B-$5B	100.00	82.94	59.45	67.39	61.46	75.78
SNL Bank $500M-$1B	100.00	64.08	61.03	66.62	58.61	75.14

(*)	Source: SNL Financial LC, Charlottesville, VA © 2011. SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS

Pursuant to SEC rules, the Company is asking you to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this Proxy Statement.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through a non-binding advisory vote on the following resolution:

“Resolved, that the Shareholders approve the compensation of the Company’s named executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this Proxy Statement.”

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The vote on this proposal is advisory and non-binding. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation

The Company’s Board of Directors recommends that shareholders vote FOR this proposal to approve, on an advisory basis, the named executive officers’ compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any related information contained in this Proxy Statement. Proxies solicited by the Board of Directors will be voted in favor of PROPOSAL 2 unless shareholders specify otherwise.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY

SHAREHOLDER APPROVAL ON EXEUCTIVE COMPENSATION

SEC rules also require the Company to give its shareholders the opportunity, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement.

As a shareholder you have the choice to vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation every year, every other year, every third year, or to abstain from voting.

The Company believes that an annual vote is best aligned with its goal to create responsible compensation practices that balance sound risk management with the need to attract, hire, motivate and retain executive team members who will maximize successful performance.

An annual vote will provide shareholders with the ability to evaluate our compensation program each year, allowing them to compare the Company’s compensation program to its performance since the last vote. In formulating its recommendations, our Board of Directors considered that an annual, nonbinding vote on executive compensation will allow shareholders to provide regular and timely input to the Company regarding its compensation principles, policies and practices.

Approval of the frequency at which the Company should hold a non-binding advisory vote to approve the compensation of its Named Executive Officers would require that the option receiving the greatest number of votes, even if not a majority of the votes cast, will be considered the frequency recommended by the Company’s shareholders. Abstentions and broker nonvotes will not be counted as votes cast and therefore will not affect the determination as to whether the proposal is approved.

The vote on this proposal is advisory and non-binding. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency at which the Company determines to hold an advisory vote of shareholders to approve the compensation of its Named Executive Officers.

Board Recommendation

The Company’s Board of Directors recommends that shareholders vote FOR A ONE YEAR FREQUENCY at which the Company should conduct a non-binding advisory vote for shareholders to approve executive compensation. Proxies solicited by the Board of Directors will be voted for a one year frequency for PROPOSAL 3 unless shareholders specify otherwise.

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PROPOSAL 4

TO APPROVE THE PROPOSED 2013 LONG-TERM INCENTIVE PLAN

The Board of Directors approved the design of a Long-Term Incentive Plan (the “LTIP”) on January 24, 2013. Upon the recommendation of the Compensation Committee, the final LTIP was formally approved and adopted on October 23, 2013. Capitalized terms in this Proposal 4, unless otherwise defined herein, have the meanings assigned to such terms in the LTIP provided as Exhibit A to this Proxy Statement.

The proposed LTIP is designed to reward executives, key employees and directors for their contributions to the long-term success of the Company, primarily as measured by the increase in the Company’s stock price. The proposed LTIP plan design provides the Compensation Committee with the authority to offer several different types of long-term incentives, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. Upon shareholder approval, the Compensation Committee intends to make initial Awards in 2014 under the terms of the LTIP. A copy of the LTIP is provided as Exhibit A to this Proxy Statement. The Company encourages you to review the provisions of the LTIP.

The LTIP will become effective as of January 1, 2014 if approved by shareholders at the annual meeting. The LTIP will remain in effect, subject to the right of the Board of Directors to terminate the LTIP at any time, until all Awards granted under the LTIP have been paid or otherwise disposed of in accordance with the provisions of the LTIP. Awards may not be made under the LTIP on or after January 1, 2024.

No Awards will be granted under the LTIP before it is approved by our shareholders. Awards under the LTIP will be made to eligible Participants at the discretion of the Compensation Committee. As a result, it is not possible to determine the number or type of Awards that may be granted at this time.

If the LTIP is approved, the Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the shares to be issued pursuant to the LTIP.

The following is a summary of the principal features of the LTIP. This description is qualified in its entirety by the terms of the LTIP, a copy of which is attached to this Proxy Statement and is incorporated herein by reference.

Administration

The LTIP will be administered by the Compensation Committee. The Compensation Committee will have the discretionary authority to: (i) select the persons to be granted Awards under the LTIP; (ii) determine the terms, conditions and types of Awards to be made to each person selected; (iii) determine when Awards are to be made and the conditions that must be satisfied before an Award is to be made; (iv) establish objectives and conditions for earning Awards; (v) determine the terms of each Award Agreement; (vi) determine whether the conditions for earning an Award have been met and whether an Award should be paid at the end of a performance period; (vii) determine if and when an Award may be deferred; (viii) determine whether the amount or payment of an Award should be reduced or eliminated and (iv) determine the guidelines and procedures for the payment or exercise of an Award.

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The Compensation Committee may delegate to the Chief Executive Officer or to other officers of the Company its authority under Article 3 of the LTIP except with respect to the grant of Awards or the exercise of discretion with respect to Awards to Employees who are Covered Employees. All authority delegated by the Compensation Committee must be exercised in accordance with the provisions of the LTIP and any guidelines that may be established by the Compensation Committee.

Eligibility to Participate

Persons eligible to participate in the LTIP include all Employees and/or Directors as selected and approved by the Compensation Committee in its sole discretion. Subject to the provisions of the LTIP, the Compensation Committee may select those Employees and Directors to whom Awards will be granted and determine the nature and amount of each Award.

Shares Available Under the LTIP and for Awards

The total number of shares of stock subject to Awards under the LTIP is 1,200,000 shares of common stock of the Company, par value $1.25 per share (the “Stock”). Stock delivered under the LTIP will consist of authorized and unissued shares or treasury shares. To the extent that shares of Stock subject to an outstanding Award are not issued by reason of (i) the forfeiture, termination, surrender, cancellation or expiration while unexercised of such Award; (ii) the tendering or withholding of shares of Stock to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award; (iii) the settlement in cash in lieu of Stock or settlement in a manner such that some or all of the shares of Stock covered by the Award are not issued to a Participant; or (iv) an exchange for a grant under the LTIP that does not involve Stock, then such shares will immediately again be available for Awards under the LTIP.

Options

The Compensation Committee will determine the number of shares of Stock subject to each Option, the terms and conditions including vesting and expiration, and whether the Option is an Incentive Stock Option or a Nonqualified Stock Option. Only Employees may receive an Award of Incentive Stock Options. The exercise price for each Option will be determined by the Compensation Committee but may not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted. No Option may be exercisable after the expiration date as determined by the Compensation Committee and defined in the Award Agreement; provided, however, that no Incentive Stock Option will be exercisable later than ten years after the date of its grant, and no Nonqualified Stock Option will be exercisable later than ten years and one month after the date of its grant.

Stock Appreciation Rights

The Compensation Committee may grant Stock Appreciation Rights to Employees and/or Directors in such amounts and on such terms as it may determine. A Stock Appreciation Right, or “SAR,” may be exercised upon such terms and conditions and for the term the Compensation Committee determines in the Award Agreement; provided, however, that no Stock Appreciation Right will be exercisable later than ten years after the date of its grant. Upon exercise of a SAR, the Participant will be entitled to receive an amount determined by multiplying: (i) the difference between the Fair Market Value of a share of Stock on the exercise date and the price fixed by the Compensation Committee on the date of the grant (which price may not be less than 100% of the Fair Market Value of a share of Stock on the date of the grant); by (ii) the number of shares of Stock with respect to which the SAR is exercised. The payment to the Participant of the amount due upon exercise of a SAR will be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount determined by multiplying (i) and (ii) above, unless the Compensation Committee otherwise provides for payment in cash in the applicable Award Agreement or any amendment or modification of the Award Agreement.

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Restricted Stock and Restricted Stock Units

The Compensation Committee may grant shares of Restricted Stock and Restricted Stock Units to Employees or Directors in such amounts and on such terms as it may determine. Shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as will be established by the Compensation Committee and as will be specified in the Award Agreement. After the last day of a Restricted Period, shares of Restricted Stock covered by such Restricted Period will become freely transferrable by the Participant, and the Participant will receive one share of Stock with respect to each Restricted Stock Unit covered by such Restricted Period. Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares, unless otherwise specified in the applicable Award Agreement. During the restricted period, Participants holding shares of Restricted Stock or Restricted Stock Units will be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held, unless otherwise specified in the applicable Award Agreement.

Performance Unit and Performance Share Awards

The Compensation Committee may grant Performance Units or Performance Shares to Employees and/or Directors, subject to the terms and conditions the Compensation Committee determines. The Compensation Committee will have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and condition of such Awards, except that the maximum dollar amount of Performance Units that may be granted to any single Participant is $200,000 during any one calendar year. The Compensation Committee will establish in advance Performance Goals over Performance Periods for each Award. Prior to each grant of Performance Units or Performance Shares, the Compensation Committee will establish an initial value for each Performance Unit and an initial number of shares of Stock for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Compensation Committee also will set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of shares of Stock for the Performance Shares awarded for such Performance Period. Each Performance Unit Award will entitle the Participant to a payment in cash or Stock upon the attainment of performance criteria and other terms and conditions specified in the Award. Subject to limitations applicable to payments to Covered Employees, the Compensation Committee will have the authority to modify, amend or adjust the terms and conditions of any Award of Performance Units or Performance Shares, including the Performance Goals.

Change in Control

Notwithstanding any other provisions of the LTIP, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Stock-based Awards will immediately vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. However, no Stock-based Award granted or made during a period when the Company is subject to FDIC Part 359 golden parachute requirements will be subject to acceleration of vesting pursuant to the LTIP. In addition, no Stock-based Awards, whenever granted or made, will vest if the Change in Control occurs during a period when the Company is subject to FDIC Part 359.

Notwithstanding any other provisions of the LTIP, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Awards granted under the LTIP which are subject to Performance Goals will be immediately paid out, including Performance Units and Performance Shares. The amount of the payout will be based on the higher of (i) the extent, as determined by the Compensation Committee, to which Performance Goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control; or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares. However, no Award subject to Performance Goals granted or made during a period when the Company is subject to FDIC Part 359 golden parachute requirements will be subject to immediate payout pursuant to the LTIP. In addition, no Awards subject to Performance Goals, whenever granted or made, will be immediately paid out pursuant to the LTIP if the Change in Control occurs during a period when the Company is subject to FDIC Part 359.

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Termination of Employment or Services

Subject to FDIC Part 359 requirements as described below, if a Participant voluntarily terminates employment not qualifying as Retirement, or if the Company terminates a Participant’s employment for Cause, or if a Participant’s service as a Director terminates for any reason other than death, Disability or Retirement:

(i) each vested SAR and Option may be exercised on or before the earlier of the expiration date of the SAR or Option or three months following the date of termination, except that any SAR and/or Option held by an Employee who is terminated for Cause will immediately lapse and be cancelled;

(ii) any shares of Restricted Stock or Restricted Stock Unit, still subject to restrictions as of the date of such termination, will automatically be forfeited and returned to the Company or cancelled, as applicable;

(iii) all Performance Units and Performance Shares will be forfeited and no payment will be made with respect thereto; and

(iv) no amounts will be earned or payable under any Other Incentive Award, except as may be otherwise determined by the Compensation Committee.

If the Company terminates a Participant’s employment not for Cause, or if a Participant’s employment or a Participant’s service as a Director terminates due to death, Disability or Retirement:

(i) each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of the expiration date of the SAR or Option or three years following the date of termination;

(ii) any remaining Restricted Period applicable to shares of Restricted Stock or Restricted Stock Units will be deemed earned on a pro-rated basis and a pro-rated payment based on the Participant’s number of full months of service during the Restricted Period, further adjusted based on the achievement of any applicable performance restrictions, as computed by the Compensation Committee, and the shares of Restricted Stock will thereby be free of restrictions and be fully transferable on the date that other Participants who remained employed had restrictions met, and distribution of shares with respect to Restricted Stock Units will occur;

(iii) each Performance Unit or Performance Share held by the Participant will be deemed earned on a pro-rated basis and a pro-rated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Compensation Committee, and will be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(iv) no amounts will be earned or payable under any Other Incentive Award except as may be otherwise determined by the Compensation Committee.

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Notwithstanding anything to the contrary as described in the LTIP, for any Award granted or made while the Company is prohibited, pursuant to 12 CFR Part 359, from making or agreeing to make a “golden parachute payment” as defined in 12 CFR §359.1(f) without prior regulatory approval (the period of such prohibition being a “period when the Company is subject to Part 359”), the following will apply:

(i) in the event that a Participant’s employment is terminated for a reason other than death or Disability, then no SAR or Option subject to such Award held by such Participant which is not exercisable immediately prior to the Participant’s termination of employment should become exercisable upon or following such termination of employment, and any such unexercisable SARs and Options will be forfeited upon termination of employment; and

(ii) in the event that a Participant’s employment is terminated for a reason other than death or Disability, then any shares of Restricted Stock or Restricted Stock Units, the restrictions on which have not been satisfied as of the date of such Participant’s termination of employment, will not be deemed to have been earned and will be forfeited as of the date of such Participant’s termination of employment.

No SAR or Option will become exercisable prior to the date set forth in the original Award Agreement relating to such SAR or Option as a result of the termination of employment during a period when the Company is subject to Part 359, for a reason other than death or Disability, of the Participant holding such SAR or Option, and any such unexercisable SARs and Options must be forfeited upon termination of employment. No shares of Restricted Stock or Restricted Stock Units, the restrictions on which have not been satisfied as of the date of a Participant’s termination of employment during a period when the Company is subject to Part 359, for a reason other than death or Disability, will be deemed to be earned on a pro rata basis or otherwise, and such unearned shares of Restricted Stock or Restricted Stock Units must be forfeited upon termination of employment.

Tax Withholding

The Company has the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

Amendment and Termination

The Board of Directors may terminate the LTIP in whole or in part at any time. The Board of Directors may amend or modify the LTIP in such respects as the Board of Directors may deem advisable in order that any Awards will conform to any change in applicable laws or regulations or in any other respect the Board of Directors may deem to be in the best interests of the Company. However, the Board of Directors may not amend or modify the LTIP in the following situations without shareholder approval: (i) except as provided in Section 4.2 of the LTIP, increase the number of shares which may be issued under the LTIP; (ii) expand the types of Awards available to Participants under the LTIP; (iii) materially expand the class of persons eligible to participate in the LTIP; (iv) delete or limit the provisions in Section 6.3 of the LTIP prohibiting the repricing of Options or reduce the price at which shares of Stock may be offered under Options; or (v) extend the termination date for making Awards under the LTIP. In addition, the LTIP may not be amended without approval of the Company’s shareholders if such amendment is required under applicable law, rules or regulations.

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Rights as a Shareholder

A Participant or Beneficiary will not possess any rights of a shareholder with respect to the Stock covered by any Award unless and until the Participant becomes the record holder of such Stock, except that a Participant may have certain shareholder rights with respect to Restricted Stock as set forth in the Award.

Certain Federal Tax Aspects of the Long-Term Incentive Compensation Plan

The following is a brief summary of certain consequences to Participants and to the Company under the Internal Revenue Code of 1986, which we refer to as the “Code,” with respect to participation in the LTIP. This summary is not exhaustive and does not discuss the income tax laws of any city or state in which a Participant may reside. We intend this discussion to be for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to Participants in the LTIP.

Incentive Stock Options

There generally are no federal income tax consequences to the Participant or the Company upon the grant or exercise of an Incentive Stock Option, if at all times during the period beginning on the date of grant of the Option and ending on the day three months before the date of exercise, the participant was an Employee of the Company or one of its subsidiaries. However, the exercise of an Incentive Stock Option may subject the Participant to alternative minimum tax liability or increase the Participant’s alternative minimum tax liability, if any.

If a Participant holds stock acquired through exercise of an Incentive Stock Option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

Generally, if the Participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the Participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s Fair Market Value on the date of exercise over the exercise price, or (ii) the Participant’s actual gain, if any, on the purchase and sale. The Participant’s additional gain or loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the Participant held such shares for more than one year.

If the above employment requirement, as described in the first paragraph of this section, is not satisfied, ordinary income will be recognized at the time of exercise under the tax rules governing the exercise of nonqualified stock options.

To the extent the Participant recognized ordinary income, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Code Section 162(m), and the satisfaction of any tax reporting obligations) to a corresponding income tax deduction.

Nonqualified Stock Options

A Participant recognizes no taxable income upon the grant of a Nonqualified Stock Option. Upon exercise of a Nonqualified Stock Option, the Participant will recognize ordinary income equal to the excess, if any, of the Fair Market Value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Code Section 162(m), and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the Participant.

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Upon disposition of the stock, the Participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the Participant held such shares for more than one year.

Stock Appreciation Rights

A Participant recognizes no taxable income upon the receipt of an SAR. Upon exercise of the SAR, a Participant will recognize the cash received or the Fair Market Value of the shares received as ordinary income in the year of such exercise. Generally, with respect to employees (but not with respect to non-employee directors), the Code requires us to withhold from the payment made on exercise of the SAR or from regular wages or supplemental wage payments an amount based on the ordinary income that the Participant recognizes. Subject to the requirement of reasonableness, the provisions of Code Section 162(m), and the satisfaction of any tax reporting obligations, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant.

Restricted Stock

A Participant recognizes no taxable income upon the receipt of a restricted stock grant. The Award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). The Participant will recognize ordinary income when the restrictions lapse equal to the excess of the Fair Market Value of the shares on the date the restrictions lapse over the price paid for those shares, if any. Subject to the requirement of reasonableness, the provisions of Code Section 162(m), and the satisfaction of any tax reporting obligations, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant.

Upon disposition of the stock, the Participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon the lapse of restrictions on the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after vesting.

At the time of grant, a Participant may choose to recognize the difference between the Fair Market Value of the stock and the purchase price paid for the stock, if any, as ordinary income by filing, within thirty days of the grant date, an election pursuant to Code Section 83(b). In the event of such an election, the Participant will not recognize income upon vesting of the restricted stock Award. Upon a subsequent disposition of the stock, the Participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income at the time of grant. In the case of a Section 83(b) election, the holding period for determining whether such gain or loss will be long-term or short-term commences as of the date of grant. In the event that the Participant forfeits the shares of restricted stock, the Participant will not be entitled to a refund of the tax paid pursuant to the Section 83(b) election and any loss deduction may be limited to the purchase price, if any, paid by the Participant for the restricted stock.

Performance Shares, Performance Units and Restricted Stock Units

Performance Shares, Performance Units and Restricted Stock Units will not result in taxable income to the participant or a tax deduction for the Company at the time of grant. Upon payment, the Participant will recognize ordinary income equal to the cash received and the Fair Market Value of any shares of Stock received and the Company will be entitled to a deduction equal to the ordinary income recognized by the Participant.

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Other Awards

Upon receipt of an unrestricted Stock Award or a cash Award upon achievement of performance goals or under a bonus or incentive plan or program, the Participant will recognize ordinary income in the amount of the cash or the Fair Market Value of the Stock or the cash on the date of receipt. Subject to the requirement of reasonableness, the provisions of Code Section 162(m) and the satisfaction of any tax reporting obligations, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant.

Upon disposition of the stock, the Participant will recognize a capital gain or loss equal to the difference between the selling price and the amount recognized as ordinary income upon the receipt of the stock. Such gain or loss will be long-term or short-term depending on whether the participant held such shares for more than one year.

Excise Taxes

Under certain circumstances, the accelerated vesting of Awards in connection with a Change in Control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G. To the extent they are considered excess parachute payments, a Participant may be subject to a 20% excise tax and the Company may be unable to receive a tax deduction.

Code Section 409A

Certain Awards, such Restricted Stock Units and SARs, may involve elements of deferred compensation, which is governed by Code Section 409A. If an amount constitutes “deferred compensation” under Code Section 409A and the requirements thereof are not satisfied, the Participant may be subject to a 20% excise tax in addition to ordinary income tax inclusion at the time the Award becomes vested, plus interest.

Required Vote

The approval of the LTIP requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Shareholder Meeting.

Board Recommendation

The Company’s Board of Directors recommends that shareholders vote FOR this proposal to approve the proposed 2013 Long-Term Incentive Plan. Proxies solicited by the Board will be voted in favor of PROPOSAL 4 unless Shareholders specify otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates on comparable terms and with similar interest rates as those prevailing from time to time for other Bank customers not related to the Bank. Our Code applies to all directors, officers and employees of the Company and provides guidelines for those covered persons who may have a potential or apparent conflict of interest. Pursuant to the Code, a “conflict of interest” exists any time a covered person’s private interest interferes/conflicts, or even appears to interfere/conflict, in any way with the interests of the Company. Under the Code, if a conflict of interest arises, the Board must act with care to avoid even the appearance that any actions were not in the best interest of the Company. The Code requires a covered person, who finds himself or herself in a position where his or her objectivity may be questioned because of an individual interest or family or personal relationships, to immediately notify the Company’s Compliance Officer.

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Board of Directors approval is required for the Company to do business with a company in which a member of the Board of Directors, an officer, an employee or a family member of a director, officer or employee owns, directly or indirectly, an interest. To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transaction with the Company or any of its subsidiaries in which the officer or director or their family members have an interest. The Board of Directors reviews related party transactions due to the potential for a conflict of interest. Each year, our directors and executive officers also review our Code.

Additionally, the Company has further obligations for the review and approval of loans that are made to directors and officers pursuant to Regulation O (Loans to Executive Officers, Directors and Principal Shareholders of Member Banks) and the Company’s written Loan Policy. Any business dealing, including extensions of credit, between the Company or the Bank and a director or officer of the Company or the Bank, or with an affiliate of a director or officer, other than a deposit, trust service or other product or service provided by a bank in the ordinary course of business, is required to be approved by a majority of disinterested directors. In considering a proposed insider transaction, the disinterested directors are to reasonably determine whether the transaction would be in the best interest of the Company or the Bank and on the terms and conditions, including price, substantially the same as those prevailing at the time for comparable transactions with non-insiders. The responsibility for monitoring compliance with Regulation O rests with the Bank’s Credit Administration Unit and Internal Auditor as required by the Bank’s Loan Policy.

There have been no loan transactions originated during 2012 which were required to be reported where such policy and procedures were not followed. Except for those loans described in more detail below, loans to directors, executive officers and their related parties (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company or Bank and (iii) did not involve more than the normal risk of collection or present other unfavorable features. Each of these transactions was made in compliance with applicable law, including the Securities and Exchange Act of 1934 and the Federal Reserve Board Regulation O.

The Bank extended a line of credit (“line”) to a corporation wholly owned by Joseph Coccia, a director of the Company. The total aggregate outstanding amount of this line as of December 31, 2012 was $8.0 million. Mr. Coccia has a participation agreement with the Bank to purchase up to a maximum of a $5.2 million interest in this line from the Bank. This line bears interest at a rate of 4.75%. The largest aggregate outstanding amount of principal outstanding under this line during 2012 was $8.5 million. Under the line, $41.2 million was advanced and $40.7 million in principal and $329 thousand in interest was paid during 2012. The total amount paid by the Bank to Mr. Coccia with respect to his participation in this line during 2012 was $151 thousand. The Bank receives a 25 basis point annual servicing fee from Mr. Coccia on the participation balance. This credit is performing in accordance with the terms of the agreement. The aggregate outstanding amount of this line was $8.3 million as of September 30, 2013.

The Bank extended three (3) loans to an entity which were guaranteed by several individuals, including Michael Conahan and Michael G. Cestone, both former directors of the Company. Mr. Cestone is the son of current Director Michael J. Cestone, Jr. The total aggregate outstanding amount of these loans as of December 31, 2012 was $3.4 million. These loans bear interest at a rate of 4.25%. In 2012, the total amount of principal paid was $17 thousand and the total amount of interest paid was $11 thousand. The largest aggregate amount of principal outstanding under these loans during 2012 was $3.4 million. As of September 30, 2013 the aggregate amount of principal outstanding on these loans was $3.4 million.

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The Bank extended loans to a limited liability company wholly owned by the daughter and son-in-law of Dominick DeNaples, a director of the Company. As of December 31, 2012, these loans were paid in full. During 2012, the total amount of principal paid was $244 thousand and the total amount of interest paid was $11 thousand.

The Bank extended various loans to the brother-in-law of Gerard A. Champi, an executive officer of the Company and entities owned by the same brother-in-law of Mr. Champi. The total aggregate outstanding amount of these loans as of December 31, 2012 was $198 thousand. Each of these loans bears interest at a rate of 4.50%. In 2012, the total amount of principal paid was $2 thousand and the total amount of interest paid was $5 thousand. The largest aggregate amount of principal outstanding under these loans during 2012 was $200 thousand. As of September 30, 2013, the aggregate amount of principal outstanding on these loans was $197 thousand.

Subordinated notes held by officers and directors and/or their related parties totaled $10 million at December 31, 2012 and 2011. Pursuant to the November 24, 2010 written Agreement (the “Agreement”) with the Federal Reserve Bank of Philadelphia (the “Reserve Bank”) that the Company entered into, the Company and its nonbank subsidiary may not make any payment of interest, principal or other amounts on the Company’s subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director. Accordingly, no interest was paid to officers and directors and/or their related parties on these notes during the years ended December 31, 2012 and 2011. Interest paid to officers and directors and/or their related parties totaled $685 thousand for the year ended December 31, 2010. Interest accrued and unpaid on subordinated notes held by directors and/or their related parties totaled $2.1 million and $1.2 million at December 31, 2012 and 2011, respectively. Interest accrued and unpaid on subordinated notes held by directors and/or their related parties totaled $2.8 million at September 30, 2013.

During 2012, the Company sold its interest in building lots that it had held in “other real estate owned,” to an entity owned by the son of Dominick L. DeNaples, a director of the Company. The total consideration was $202 thousand, which was consistent with the market value of the lots at the time of sale. The transaction was conducted within the normal course of business and on the terms and conditions, including price, as those prevailing at the time for comparable transactions with non-insiders.

Certain Business Relationships

In the course of its operations, the Company acquires goods and services from and transacts business with various companies of related parties. The Company believes these transactions were made on the same terms as those for comparable transactions. The Company recorded aggregate payments for these services of $1.6 million, $1.8 million, and $1.1 million in 2012, 2011, and 2010, respectively. None of these transactions exceeded $120 thousand, except as described below.

Louis A. DeNaples’ son-in-law and brother-in-law to Louis A. DeNaples, Jr. is a principal owner of an insurance agency that provides services for the Company. In 2012, the total amount paid by the Company for the services was approximately $576 thousand and represents premiums paid for insurance coverage. Mr. DeNaples son-in-law acts as an agent and derives a commission on the placement of insurance coverage. These services were awarded based on the results of a competitive bidding process. For the nine months ended September 30, 2013, the total amount paid by the Company to the insurance agency was $1.5 million.

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Dominick L. DeNaples’ son is an attorney at a law firm that provides legal services to the Company. In 2012, the total amount paid by the Company for these services was approximately $406 thousand. Mr. DeNaples’ son does not receive any direct payment for these services. Additionally, he is not a partner in this firm and therefore, does not derive any interest in the law firm’s profit from these payments. For the nine months ended September 30, 2013 the amount paid by the Company to this law firm approximated $263 thousand.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On September 26, 2013, the Audit Committee retained McGladrey LLP, Certified Public Accountants, as the Company’s independent registered public accounting firm for the year 2013, a capacity in which it has served since 2010.

Although shareholder approval of the selection of the independent auditor is not required by law, the Company has determined that it is desirable to request the ratification of the shareholders of the Audit Committee’s appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such determination as would be in the Company’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

Representatives of McGladrey LLP are expected to be present at the 2013 annual meeting of shareholders. The representatives may, if they wish, make a statement and, are expected to, be available to respond to appropriate questions.

Required Vote

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the 2013 annual meeting of shareholders.

Board Recommendation

The Company’s Board of Directors recommends that shareholders vote FOR this proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be voted in favor of PROPOSAL 5 unless the shareholder specifies otherwise.

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FEES PAID TO MCGLADREY LLP

The following table sets forth the aggregate fees billed to the Company by McGladrey LLP, for services rendered for the fiscal years ended December 31, 2012 and 2011.

	2012	2011
Audit fees [1]	$484,717	$610,000
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-

[1] Audit Fees include fees billed for professional services rendered for the audit of annual financial statements and review of financial statements included in the Company’s reports on Form 10-Q and for services normally provided in connection with statutory and regulatory filings.

The Audit Committee has considered whether, and determined that, the provision of services rendered above was compatible with maintaining the independence of McGladrey LLP in 2012 and 2011 as the independent registered public accounting firm. The Audit Committee concluded that the independence of the firm was maintained.

Pursuant to the Audit Committee Charter, the Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from its independent registered public accounting firm to the extent required by applicable law. In accordance with this pre-approval policy, the Audit Committee pre-approved all audit services for fiscal years 2012 and 2011.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% Shareholders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 2012 all filing requirements applicable to its officers, directors and 10% Shareholders under Section 16(a) were complied with on a timely basis, with the following exceptions: the Company’s executive officers (James M. Bone, Jr., Gerard A. Champi, Joseph J. Earyes, Lisa L. Kinney, Donald H. Ryan and Steven R. Tokach) inadvertently failed to file Forms 4 reflecting the grant of 50 shares to each of them in connection with the Company’s employee stock grant on December 17, 2012. All required Form 4 filings have subsequently been made with the SEC.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the meeting other than as stated in the Notice of Meeting. However, if other matters properly come before the meeting, the shares of common stock represented by the signed proxies will be voted in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

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ADDITIONAL INFORMATION

A copy of the Company’s annual report to shareholders for its fiscal year ended December 31, 2012, was mailed on November 22, 2013. Any shareholder may obtain additional copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including the financial statements and related schedules and exhibits, required to be filed with the SEC, without charge, from our website at www.fncb.com or via email to stephanie.westington@fncb.com. This information may also be obtained by submitting a written request to Michael J. Cestone, Jr., Secretary, 102 East Drinker Street, Dunmore, Pennsylvania 18512.

In accordance with SEC Rule 14a-3(3)(1), in the future, First National Community Bancorp, Inc. intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. This method of delivery is known as “householding”. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify the Company by writing or calling Michael J. Cestone, Jr., Secretary of First National Community Bancorp, Inc. at 102 E. Drinker Street, Dunmore, PA 18512 or (570) 346-7667 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of the Company’s annual report or proxy statement, you may request that we deliver only a single copy of annual reports or proxy statements by notifying us at the above address or telephone number.

By Order of the Board of Directors,

Dominick L. DeNaples,

Chairman of the Board

November 22, 2013

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EXHIBIT A

2013 FIRST NATIONAL COMMUNITY BANCORP, INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

(As adopted October 23, 2013,

subject to shareholder approval)

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1         Establishment of the Plan. On October 23, 2013, the Board of Directors of First National Community Bancorp (the “Company”) adopted, subject to the approval of shareholders, this incentive plan known as the “2013 First National Community Bancorp, Inc. Long-Term Incentive Compensation Plan” (the “Plan”) which permits the grant of long-term incentive and other stock and cash awards. If approved by shareholders, the Plan will provide a plan similar to the 2000 Long-Term Incentive Plan, which expired in 2010.

1.2         Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and First National Community Bank (the “Bank”) by providing incentives to Officers, Employees and Directors of the Company and the Bank that will link their personal interests to the financial success of the Company and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and Bank in its ability to attract, motivate and retain the services of Officers, Employees and Directors upon whose judgment, interest, and special effort the successful conduct of business operations is largely dependent.

1.3         Duration of the Plan. The Plan shall be effective as of January 1, 2014 (the “Effective Date”) if it is approved by the Company’s shareholders at the annual meeting of shareholders to be held on December 23, 2013, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all Awards granted under the Plan shall have been paid or otherwise disposed of in accordance with the provisions of the Plan. In no event may an Award be granted under the Plan on or after January 1, 2024 (date which is ten years after plan adoption).

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1         Definitions. Whenever used in the Plan, the following capitalized terms shall have the meanings set forth in this Section 2.1:

(a)          “Award” means and includes, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend or Dividend Equivalent Rights, Stock Awards, Cash Awards or Other Incentive Awards, whether granted on a stand-alone, combination or tandem basis, as described in or granted under the Plan.

(b)          “Award Agreement” means the agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of an Award, including any amendment or modification of an Award Agreement.

(c)          “Bank” means First National Community Bank.

(d)          “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)          “Cash Award” has the meaning specified in Section 10.1(d).

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(f)           “Cause” means the occurrence of either of the following, the result of which is the termination of an Employee’s employment:

(i)          An Employee's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or

(ii)         The willful failure by an Employee to substantially perform his or her duties to the Company or Bank, other than a failure resulting from the Employee’s incapacity as a result of Disability, which willful failure results in demonstrable material injury and damage to the Company or Bank.

Notwithstanding the foregoing, an Employee’s employment shall not be deemed to have been terminated for Cause if such termination took place as a result of:

(x)          Questionable judgment on the part of the Employee;

(y)          Any act or omission believed by the Employee in good faith to have been in or not opposed to the best interests of the Company or Bank; or

(z)          Any act or omission in respect of which a determination could properly be made that the Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Bylaws of the Company or Bank or the laws of the Commonwealth of Pennsylvania, or the directors’ and officers’ liability insurance of the Company or Bank, in each case as in effect at the time of such act or omission.

(g)          “Change in Control” means and shall be deemed to have occurred if:

(i) there shall be consummated (1) any consolidation, merger, share exchange, or similar transaction relating to the Company, in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than a transaction in which the holders of the Company’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving entity, or (2) any sale of all or substantially all of the assets of the Company, other than a transfer of assets to a related person which is not treated as a change in control event under §1.409A-3(i)(5)(vii)(B) of U.S. Treasury Regulations; or

(ii) any person (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall after the Commencement Date become the beneficial owner (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the voting power of then all outstanding securities of the Company entitled to vote generally in the election of directors of the Company (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person), provided, however that the acquisition by any person or group of persons acquiring beneficial ownership of such level of voting power in connection with a recapitalization transaction or the purchase of newly issued securities directly from the Company, approved by the Company Board in office as of the date of this Agreement (the “Incumbent Board”), shall not be considered a Change in Control, and provided further that any person who becomes a member of the Company Board and whose nomination, election or appointment as a director was approved by at least a majority of the directors comprising the Incumbent Board, or by a nominating committee of the Company Board, the membership of which was approved by at least a majority of the directors comprising the Incumbent Board, shall, be considered as a member of the Incumbent Board; or

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(iii) where over a twelve month period, a majority of the members of the Board of Directors of the Company (the “Board”) are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board in office prior to such appointment or election.

(iv) Notwithstanding the foregoing, if the event purportedly constituting a Change in Control under (i), (ii) or (iii) does not also constitute a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and administrative guidance promulgated thereunder (“Section 409A”), then such event shall not constitute a “Change in Control” hereunder. Additionally, no event shall constitute a “Change of Control” under (i), (ii) or (iii) to the extent that the acquisition of beneficial ownership of voting securities of the Company by the person or group results from an acquisition directly from the Company (or from an underwriter with which the Company has entered into an agreement for a firm commitment underwriting of the Company’s securities) in a capital raising transaction, or pursuant to an agreement with the Company to voluntarily convert the Company’s Subordinated Notes due 2019 for voting securities of the Company.

(h)          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)          “Committee” means the Compensation Committee of the Board of Directors (or any successor committee designated by the Board of Directors to administer the Plan), comprised solely of persons who are “non-employee directors” of the Company who satisfy the definition of “outside director” under Section 162(m) of the Code.

(j)           “Company” means First National Community Bancorp, Inc.

(k)          “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(l)           “Director” means a director of the Company.

(m)         “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section).

(n)          “Dividend” or “Dividend Equivalent Right” has the meaning specified in Section 10.1(a).

(o)          “Effective Date” means January 1, 2014 if the Plan is approved by the Company’s shareholders at the 2013 annual meeting of shareholders.

(p)          “Employee” means an employee of the Company or Bank, including an employee who is an officer or a Director of the Company or Bank.

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(q)         “Fair Market Value” of a share of Common Stock on a given date shall be determined by averaging the “daily average trades” for the 10 trading days preceding the date on which the Option is granted or exercised as reported by the OTCQB (or such other exchange on which the Shares of Common Stock are primarily traded). As of the date of the adoption of this Plan by the Board of Directors, the “Fair Market Value” of a share of common stock is $4.15.

(r)           “Incentive Stock Option” or “ISO” means an option to purchase shares of Stock, granted under Article 6, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

(s)          “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 6, which is not intended to be an Incentive Stock Option.

(t)          “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u)          “Other Incentive Award” has the meaning specified in Section 10.1.

(v)         “Participant” means an Employee or a Director who has been granted an Award under the Plan.

(w)         “Performance Goal” has the meaning specified in Section 9.8.

(x)          “Performance Period” means a period of time, not less than two years, determined in advance by the Committee in which performance will be measured against Performance Goals. Performance Periods may vary or overlap in duration.

(y)          “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 9.

(z)          “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 9.

(aa)        “Permitted Transferee” means, with respect to a Participant, any of the following:

(i)          Any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships;

(ii)         A trust in which these persons and/or the Participant (collectively at the time of the transfer) have more than 50% of the beneficial interests (taking into account both current and remainder interests);

(iii)        A foundation in which these persons and/or the Participant (collectively at the time of the transfer) control the management of assets; and

(iv)        Any other entity in which these persons and/or the Participant (collectively at the time of the transfer) own more than 50% of the voting interests.

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(bb)        “Plan” means this 2013 First National Community Bancorp, Inc. Long-Term Incentive Compensation Plan, as it may from time to time be amended.

(cc)        “Predecessor Plan” means the 2000 First National Community Bancorp, Inc. Long-Term Incentive Plan.

(dd)        “Previously-Acquired Shares” means shares of Stock acquired by the Participant or any beneficiary of a Participant, which shares have been held for a period of not less than six months or such longer or shorter period as the Committee may require or permit.

(ee)         “Restricted Period” means a period of time during which the transfer of shares of Restricted Stock or receipt of shares attributable to a Restricted Stock Unit is restricted, during which period the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8.

(ff)          “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8.

(gg)        “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 8.

(hh)        “Retirement” means, except to the extent otherwise provided by the Committee in an Award Agreement or any amendment or modification of an Award Agreement:

(i)          In the case of an Employee, termination of employment for any reason (other than by the Company or Bank for Cause) on or after attaining age 65 and having been employed by the Company or Bank for ten or more years or otherwise in accordance with the Company or Bank’s guidelines for early termination of employment as established by the Board from time to time; and

(ii)         In the case of a Director, termination of service as a Director; provided, however, that if a Director resigns prior to reaching the age for mandatory retirement under the Bylaws of the Company or Bank, if a mandatory retirement age is then set forth in the Company or Bank’s Bylaws, such resignation shall not constitute “Retirement”.

(ii)         “Stock” means the Company’s common stock, with a par value in the amount of $1.25.

(jj)          “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 7.

(kk)        “Stock Award” has the meaning specified in Section 10.1(b).

2.2         Gender and Number. Except where otherwise indicated by the context, any masculine term used also shall include the feminine, the plural shall include the singular, and vice versa.

2.3         Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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ARTICLE 3. ADMINISTRATION

3.1         Authority of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the term of the Plan, such powers to include the authority to:

(a)          Select the persons to be granted Awards under the Plan;

(b)          Determine the terms, conditions, type and amount of Awards to be made to each person selected;

(c)          Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(d)          Establish objectives and conditions for earning Awards;

(e)          Determine the terms of each Award Agreement and any amendment or modification of any Award Agreement (which shall not be inconsistent with the Plan);

(f)          Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;

(g)          Determine if and when an Award may be deferred;

(h)          Determine whether the amount or payment of an Award should be reduced or eliminated; and

(i)          Determine the guidelines and/or procedures for the payment or exercise of Awards.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or Section 9.4) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2         Decisions Binding. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3         Delegation of Certain Responsibilities. The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan except as set forth in this Section 3.3. The Committee may delegate to the Bank’s Chief Executive Officer or to other officers of the Company or Bank its authority under this Article 3, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are Covered Employees. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may be established by the Committee from time to time.

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3.4         Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee:

(a)          All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present;

(b)          A majority of the entire Committee shall constitute a quorum for the transaction of business; and

(c)          Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

3.5         Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1         Number of Shares.

(a)          Subject to adjustment as provided in Section 4.2, the total number of shares of Stock subject to Awards under the Plan shall be 1,200,000 shares. There are no shares remaining available for awards under the Predecessor Plan as of the Effective Date given the expiration of that Predecessor Plan. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)          To the extent that shares of Stock subject to an outstanding Award are not issued by reason of:

(i)          The forfeiture, termination, surrender, cancellation or expiration while unexercised of such award;

(ii)         The tendering (by either actual delivery or by attestation if permitted by the Committee) or withholding of shares of Stock to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award;

(iii)        The settlement in cash in lieu of Stock or settlement in a manner such that some or all of the shares of Stock covered by the Award are not issued to a Participant; or

(iv)        An exchange for a grant under the Plan that does not involve Stock.

Such shares of Stock shall immediately again be available for Awards under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum, as it may deem appropriate.

(c)          Shares of Stock issued in connection with awards that are assumed, converted or substituted for pursuant to a merger, acquisition or similar transaction entered into by the Company shall not reduce the number of shares available for Awards under the Plan.

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(d)          Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:

(i)          All shares of Stock that may be issued under the Plan may be issued pursuant to SARS or Options, and all Options may be ISOs.

(ii)         With respect to Awards other than SARs and Options, not more than 75% percent of the total number of shares of Stock that may be issued under the Plan may be issued pursuant to such other Awards.

(iii)        The maximum number of shares of Stock that may be covered by Awards granted under the Plan to any single Participant shall be 50,000 shares during any one calendar year. For purposes of applying the limitations set forth in this subparagraph (iii), if an Award, including, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in shares of Stock or the amount of the payment to be made thereunder shall be determined by reference to the value of shares of Stock, then such Award shall be counted in the year the Award is granted as covering the number of shares set forth in the Award. If an Award is granted in tandem with a SAR so that the exercise of the Award right or SAR with respect to a share of Stock cancels the tandem SAR or Award right, respectively, with respect to such share, the tandem Award right and SAR with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this subparagraph (iii).

4.2         Adjustments in Authorized Shares. If any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock shall occur, such adjustment shall be made in the number of shares of Stock set forth in Section 4.1(a), in the number of shares of Stock set forth in Section 4.1(d)(iii), and in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1         Eligibility. Persons eligible to participate in the Plan include all Employees and Directors as selected and approved by the Committee in its sole discretion.

5.2         Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Employees and Directors to whom Awards shall be granted and determine the nature and amount of each Award.

ARTICLE 6. OPTIONS

6.1         Grant of Options. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Options to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of shares of Stock subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, without limitation, ISOs and NQSOs. Only Employees may receive an Award of ISOs.

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6.2         Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock covered by the Option, the vesting schedule by which the Option becomes exercisable, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option, the Option shall be a Nonqualified Stock Option.

6.3         Option Price. The exercise price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of Fair Market Value on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option exercise price, nor may any Option be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company’s shareholders, except under Section 4.2 of the Plan.

6.4         Duration of Options. Each Option shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, that no ISO shall be exercisable later than ten years after the date of its grant, and no NQSO shall be exercisable later than ten years and one month after the date of its grant.

6.5         Exercise of Options. Options shall vest and be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants; provided, however, that no Option shall vest in whole or in part before one year from the date of grant or later than eight years from the date of grant.

6.6         Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of shares of Stock with respect to which the Option is being exercised, accompanied by full payment of the Option exercise price for such shares. Full payment shall be made:

(a)          In cash or its equivalent, including, without limitation, delivery of a properly completed exercise notice and any withholding taxes due;

(b)          By delivery (or deemed delivery through attestation if permitted by the Committee) of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Option exercise price;

(c)          By having the Company withhold from delivery shares of Stock having a Fair Market Value on the date the Option is exercised equal to the total Option exercise price, if permitted by the Committee;

(d)          By such other methods as the Committee deems appropriate; or

(e)          By a combination of (a), (b), (c) or (d).

As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant certificates representing the shares of Stock purchased by the Option exercise, issued in the Participant’s name.

6.7         Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws or such restrictions as are referred to in Section 13.7.

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6.8         Special Provisions Applicable to ISOs. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations), an Award of Incentive Stock Options shall be subject to the following:

(a)          If the total Fair Market Value of the shares of Stock (determined at the time the Options are exercised) subject to ISOs held by a Participant that first become exercisable during any calendar year exceeds $100,000 (or such other amount as shall then be the maximum allowable under the Code for ISO treatment of such Options), then the portion of such ISOs equal to such excess shall be NQSOs.

(b)          An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of Fair Market Value.

(c)          No ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than five years after the date of its grant.

6.9         Termination of Employment or Service. The disposition of Options held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

6.10       Transferability of Options.

(a)          Except as provided in this Section 6.10 or as the Committee may permit, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution. All Options granted to a Participant shall be exercisable during the Participant’s lifetime only by the Participant.

(b)          Notwithstanding the foregoing, a Participant may transfer and assign the Participant’s rights and interests in a NQSO to a Permitted Transferee, including the right to exercise such Option, provided that:

(i)          The transfer does not result in the reacquisition of such Option by the Company, other than in a fiduciary capacity;

(ii)         The transfer is for no value or other consideration;

(iii)        The transferred Option covers at least 1,000 shares of Stock;

(iv)        The Participant concurrently pays to the Company such administrative fee with respect to the transfer as the Committee shall then require to be paid; and

(v)         All other terms and conditions of such Option, including those conditions related to the Participant’s employment, remain in effect.

(c)          Any such transfer shall only be effective upon receipt by the Committee, or its delegate, of an acceptable written notice of transfer in such form as the Committee may require. The Committee may impose such additional restrictions and requirements on transferability as it may deem appropriate, necessary or advisable, including, without limitation, requiring satisfactory written undertakings from the Participant with regard to payment of required tax withholdings at the time of exercise of the transferred Option. The Committee may also establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable.

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ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1         Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of shares of Stock subject to SARs granted to any Participant.

7.2         Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

7.3         Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a)          The difference between the Fair Market Value of a share of Stock on the date of exercise and the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant); by

(b)          The number of shares of Stock with respect to which the SAR is exercised.

7.4         Form of Payment. Payment to a Participant of the amount due upon exercise of a SAR will be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount determined under Section 7.3, unless the Committee otherwise provides for payment in cash in the applicable Award Agreement or any amendment or modification of the Award Agreement.

7.5         Duration of SAR. Each SAR shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, that no SAR shall be exercisable later than the ten years after the date of its grant.

7.6         Termination of Employment or Service. The disposition of SARs held by a Participant at the time of termination of employment or service as a Director shall be determined in accordance with Article 11.

7.7         Non-Transferability of SARs. Except as may be permitted by the Committee in the Award Agreement or any amendment or modification of such Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1         Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine.

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8.2         Restrictions on Transfer. Except as otherwise provided in this Article 8, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant shall be exercisable during the Participant’s lifetime only by the Participant.

8.3         Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable. The Committee may place restrictive legends on certificates representing shares of Restricted Stock and/or record stop transfer orders with respect to such shares to give appropriate notice of such restrictions.

8.4         Custody. Any stock certificates evidencing such shares of Restricted Stock shall be held in custody by the Company until the restrictions thereon shall have lapsed, and, as a condition of any grant of Restricted Stock, the Participant shall deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.5         End of Restricted Period. Except as otherwise provided in this Article 8, after the last day of a Restricted Period, shares of Restricted Stock covered by such Restricted Period shall become freely transferable by the Participant, and the Participant shall be entitled to receive one share of Stock with respect to each Restricted Stock Unit covered by such Restricted Period. Once the shares are released from the restrictions, the Participant shall be entitled to have any restrictive legend removed from the certificates and any stop transfer order regarding such shares cancelled. If delivery of the shares is to be made on a deferred basis pursuant to Section 13.6, the Committee shall provide for the crediting or payment of Dividend Equivalents during the deferral period.

8.6         Voting Rights. During the Restricted Period, Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares, unless otherwise specified in the applicable Award Agreement.

8.7         Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held, unless otherwise specified by the Committee in the applicable Award Agreement. If any such dividends or distributions are paid in shares of Stock, the shares or, if applicable, Restricted Stock Units equal to the number of such shares, shall be subject to the same restrictions on transfer as the shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

8.8         Termination of Employment or Service. The disposition of shares of Restricted Stock and/or Restricted Stock Units held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1         Grant of Performance Units or Performance Shares. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Units or Performance Shares to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions of such Awards, except that the maximum dollar amount of Performance Units that may be granted to any single Participant shall be $200,000 during any one calendar year.

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9.2         Value of Performance Units and Performance Shares. The Committee shall set Performance Goals over Performance Periods determined in advance by the Committee. Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of shares of Stock for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of shares of Stock for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company and/or Bank, of one or more certain performance criteria and objectives described in Section 9.8. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance, which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

9.3         Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive its value as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 9.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made except upon written certification by the Committee that the applicable performance Goal or Goals have been satisfied to a particular extent.

9.4         Committee Discretion to Adjust Awards. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Award of Performance Units or Performance Shares, at any time or from time to time, including, without limitation, the Performance Goals.

9.5         Form and Timing of Payment. The payment described in Section 9.3 shall be made in cash, Stock, or a combination of cash and Stock as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis pursuant to Section 13.6, the Committee shall provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

9.6         Termination of Employment or Service. The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant’s employment or termination of service as a Director shall be determined in accordance with Article 11.

9.7         Non-Transferability. Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution until termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

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9.8         Performance Goals.

(a)          For purposes of the Plan, including, without limitation, Awards of Performance Shares and Performance Units and other performance-based Awards, “Performance Goals” means the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable Restricted Period or Performance Period, as the case may be, as a condition to the Participant’s receipt of shares of Stock, Restricted Stock Units, or cash with respect to such Award.

(b)          The criteria or objectives for an Award shall be determined by the Committee in writing; shall be measured for achievement or satisfaction during the Restricted Period or Performance Period which the Committee established for such Participant to satisfy or achieve such criteria and objectives; may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure; and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee; provided, however, that such criteria and objectives relate to one or more of the following:

•	total shareholder return;
•	earnings per share;
•	net income;
•	expenses;
•	market share;
•	customer satisfaction measures;
•	customer profitability measures;
•	charge-offs;
•	loan loss reserves;
•	non-performing assets;
•	return on assets;
•	return on equity;
•	return on tangible equity;
•	one or more operating ratios;
•	assets;
•	deposits;
•	loans;
•	asset quality levels;
•	interest-sensitivity gap levels;
•	Fair Market Value;
•	value of assets;
•	investment return;
•	regulatory compliance;
•	satisfactory internal or external audits;
•	achievement of balance sheet objectives;
•	achievement of income statement objectives; or
•	achievement of mergers, acquisitions or similar business transactions.

(c)          Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. Such performance criteria and objectives may be particular to a business or operating segment, line of business, other unit or the Company or Bank generally, and may, but need not be, based upon a change or an increase or positive result.

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(d)          In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based Awards to Participants who are Covered Employees, it is the intent of the Plan to conform to the standards and provisions of Section 162(m) of the Code and the regulations thereunder. The Committee, in establishing performance criteria and objectives applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards and provisions, including, without limitation, providing that the performance-based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 9.8 established by the Committee not later than 90 days after the Performance Period or Restricted Period applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). For purposes of this Section 9.8, performance criteria and objectives will be deemed to be objective if, and only if, an independent third party having knowledge of the relevant facts would be able to determine whether the goal has been met. Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result of such achievement, provided the Committee may reduce, but not increase, such amount.

ARTICLE 10. OTHER INCENTIVE AWARDS

10.1       Grant of Other Incentive Awards. Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, grant Other Incentive Awards to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. Other Incentive Awards include, without limitation:

(a)          Dividend or Dividend Equivalent Right. A right to receive dividends or their equivalent in value in shares of Stock, cash or in a combination of both, with respect to any new or previously existing Award.

(b)          Stock Award. An unrestricted transfer of ownership of shares of Stock.

(c)          Cash Award. An award denominated in cash, subject to the achievement of Performance Goals during a Performance Period, or that may be earned under a bonus or incentive plan or program.

(d)          Other Incentive Awards. Other Incentive Awards that are related to or serve a similar function to those Awards set forth in this Section 10.1.

10.2       Terms of Other Incentive Awards. Other Incentive Awards may be made in tandem with, in replacement of, or as alternatives to, Awards under Articles 6, 7, 8 or 9 of the Plan or of any other incentive or employee benefit plan of the Company or Bank. An Other Incentive Award may provide for payment in cash or in shares of Stock or a combination thereof.

10.3       Limitations. The number of shares of Stock covered by any Other Incentive Awards granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(d)(iii). The dollar amount covered by any Cash Award or Other Incentive Award granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 9.1.

10.4       Termination of Employment or Service. The disposition of Other Incentive Awards held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

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ARTICLE 11. TERMINATION OF EMPLOYMENT OR SERVICES

11.1       Voluntary Termination, Termination for Cause, or Other Termination Not Due to Death, Disability or Retirement. Subject to Section 11.3, if a Participant voluntarily terminates employment not qualifying as Retirement, or if the Company or Bank terminates a Participant’s employment for Cause, or if a Participant’s service as a Director terminates for any reason other than death, Disability or Retirement:

(a)          Each vested SAR and Option may be exercised on or before the earlier of the expiration date of the SAR or Option or three months following the date of termination, except that any SAR and/or Option held by an Employee who is terminated for Cause shall immediately lapse and be cancelled;

(b)          Any shares of Restricted Stock or Restricted Stock Unit, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c)          All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

(d)          No amounts shall be earned or payable under any Other Incentive Award, except as may be otherwise determined by the Committee.

11.2       Involuntary Termination Not for Cause or Termination Due to Death, Disability or Retirement. Subject to Section 11.3, if the Company or Bank terminates a Participant’s employment not for Cause, or if a Participant’s employment or a Participant’s service as a Director terminates due to death, Disability or Retirement:

(a)          Each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of the expiration date of the SAR or Option or three years following the date of termination;

(b)          Any remaining Restricted Period applicable to shares of Restricted Stock or Restricted Stock Units under Section 8.2 shall be deemed earned on a pro-rated basis and a pro-rated payment based on the Participant’s number of full months of service during the Restricted Period, further adjusted based on the achievement of any applicable performance restrictions, as computed by the Committee, and the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable on the date that other participants who remained employed had restrictions met, and distribution of shares with respect to Restricted Stock Units shall occur pursuant to Section 8.5;

(c)          Each Performance Unit or Performance Share held by the Participant shall be deemed earned on a pro-rated basis and a pro-rated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(d)          No amounts shall be earned or payable under any Other Incentive Award except as may be otherwise determined by the Committee.

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11.3       Effect of Termination of Employment or Service.

(a)          Subject to the provisions of subparagraphs (b) and (c),the disposition of each Award held by a Participant if there is a termination of the Participant’s employment or a termination of the Participant’s service as a Director shall be as determined by the Committee and set forth in the applicable Award Agreement or in any amendment or modification of an Award Agreement, which disposition may differ from the provisions of Sections 11.1 and 11.2. To the extent the applicable Award Agreement or an amendment or modification of an Award Agreement does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 11.1 and 11.2.

(b)          Nothwithstanding anything to the contrary contained herein, for any Award granted or made while the Company is prohibited, pursuant to 12 CFR Part 359, from making or agreeing to make a “golden parachute payment” as defined in 12 CFR §359.1(f) without prior regulatory approval (the period of such prohibition being a “period when the Company is subject to Part 359):

(1)   in the event that a Participant’s employment is terminated for a reason other than death or Disability, then no SAR or Option subject to such Award held by such Participant which is not exercisable immediately prior to the Participant’s termination of employment should become exercisable upon or following such termination of employment, and any such unexercisable SARs and Options shall be forfeited upon termination of employment.

(2)   in the event that a Participant’s employment is terminated for a reason other than death or Disability, then any shares of Restricted Stock or Restricted Stock Units, the restrictions on which have not been satisfied as of the date of such Participant’s termination of employment, shall not be deemed to have been earned and shall be forfeited as of the date of such participant’s termination of employment.

(c)   Notwithstanding anything to the contrary contained herein:

(1)   no SAR or Option shall become exercisable prior to the date set forth in the original Award Agreement relating to such SAR or Option as a result of the termination of employment during a period when the Company is subject to Part 359, for a reason other than death or Disability, of the Participant holding such SAR or Option, and any such unexercisable SARs and Options shall be forfeited upon termination of employment

(2)   no shares of Restricted Stock or Restricted Stock Units the restrictions on which have not been satisfied as of the date of a Participant’s termination of employment during a period when the Company is subject to Part 359, for a reason other than death or Disability, shall be deemed to be earned on a pro rata basis or otherwise, and such unearned shares of Restricted Stock or Restricted Stock Units shall be forfeited upon termination of employment.

ARTICLE 12. BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a Will or living trust) to whom any benefit under the Plan is to be paid in case of the Participant’s death before receipt of any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

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ARTICLE 13. RIGHTS OF PARTICIPANTS

13.1       Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or Bank to terminate any Participant’s employment or service as a Director at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director of the Company or Bank.

13.2       Participation. No Employee or Director shall have a right to be selected as a Participant, or, having been so selected one or more times, to be selected again as a Participant.

13.3       No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment to the Plan shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and conditions of the Plan. Except as expressly provided in the Plan, the Bank shall not be required or be liable to make any payment under the Plan.

13.4       No Right to Company or Bank Assets. No Participant or any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or Bank whatsoever including, without limitation, any specific funds, assets, or other property which the Company or Bank, in its sole discretion, may set aside in anticipation of a liability under any Award. Any benefits which become payable under any Award shall be paid from the general assets of the Bank. The Participant shall have only a contractual right to the amounts, if any, payable to the Participant, unsecured by any asset of the Bank. Nothing contained in the Plan constitutes a guarantee by the Bank that the assets of the Bank shall be sufficient to pay any benefit to any person.

13.5       Rights as Shareholder; Fractional Shares. Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of shares of Stock with respect to any Award unless and until shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. Fractional shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the shares of Stock are uncertificated, references in the Plan to certificates shall be deemed to include references to any book-entry evidencing such shares.

13.6       Election to Defer. The receipt of payment of cash or delivery of shares of Stock that would otherwise be due to a Participant pursuant to an Award may be deferred at the election of the Participant pursuant to any applicable deferral plan that may be established by the Company. Such deferrals shall be made in accordance with such rules and procedures as the Committee may establish under the Plan or under the applicable deferral plan (taking into account potential tax treatment under the provisions of Code Section 409A).

13.7       Other Restrictions and Limitations. The Committee may impose such restrictions and limitations on any Awards as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, Stock ownership or holding period requirements, or requirements to enter into or to comply with confidentiality, non-competition and/or other restrictive or similar covenants, and may place restrictive legends on certificates representing shares of Stock issued in connection with an Award and/or issue stop transfer orders with respect to such shares to give appropriate notice of any such restrictions.

ARTICLE 14. CHANGE IN CONTROL

14.1       Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Stock-based Awards shall immediately vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, provided, however, that:

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(1) no Stock-based Award granted or made during a period when the Company is subject to Part 359 shall be subject to acceleration of vesting pursuant to this Section; and

(2)         no Stock-based Awards, whenever granted or made, shall vest pursuant to this Section if the Change in Control occurs during a period when the Company is subject to Part 359.

14.2       Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Awards granted under the Plan which are subject to Performance Goals shall be immediately paid out, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of (i) the extent, as determined by the Committee, to which Performance Goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control; or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares, provided, however, that:

(1) no Award subject to Performance Goals granted or made during a period when the Company is subject to Part 359 shall be subject to immediate payout pursuant to this Section; and

(2)         no Awards subject to Performance Goals, whenever granted are made, shall be immediately paid out pursuant to this Section if the Change in Control occurs during a period when the Company is subject to Part 359.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

15.1       Amendment, Modification and Termination of Plan. The Board may terminate the Plan in whole or in part at any time. The Board may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:

(i)          Except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan;

(ii)         Expand the types of Awards available to Participants under the Plan;

(iii)        Materially expand the class of persons eligible to participate in the Plan;

(iv)        Delete or limit the provisions in Section 6.3 prohibiting the repricing of Options or reduce the price at which shares of Stock may be offered under Options; or

(v)         Extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company’s shareholders if such amendment is required under applicable law, rules or regulations.

15.2       Amendment or Modification of Awards. The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including, without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.

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15.3       Effect on Outstanding Awards. No amendment, modification or termination of the Plan pursuant to Section 15.1, or amendment or modification of an Award pursuant to Section 15.2, shall materially adversely alter or impair any outstanding Award without the consent of the Participant affected thereby. The Board may not unilaterally revoke, cancel or terminate any outstanding Options, Restricted Stock, Restricted Stock Units or other Awards granted under this Plan.

ARTICLE 16. WITHHOLDING

16.1       Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or Bank, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

16.2       Stock Delivery or Withholding. With respect to tax withholdings required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company or Bank withhold from delivery shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction (or such greater amount as the Committee may permit). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. SUCCESSORS

All obligations of the Company under the Plan and under all Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. GOVERNING LAW

18.1       Requirements of Law. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

18.2       Governing Law. The Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

18.3       Code Section 409A. Awards are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A, and this Plan and Awards made hereunder shall be interpreted accordingly; provided that to the extent any award or payment under this Plan or under any Award constitutes “nonqualified deferred compensation,” then this Plan and the award are intended to comply with Code Section 409A and shall be interpreted accordingly.

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REVOCABLE PROXY
FIRST NATIONAL COMMUNITY BANCORP, INC.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have four ways to vote:
1. By Mail; or
2. By Telephone (using a touch-tone phone); or
3. By Internet; or
4. By voting in person at the meeting.

To Vote by Telephone:

Call 1-866-702-2546 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., December 23, 2013.

To Vote by Internet:

Go to https://www.rtcoproxy.com/fncb prior to 3 a.m., December 23, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

____

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. PROPOSAL TO ELECT NINE (9) DIRECTORS TO SERVE FOR STATED TERMS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.	☐	☐	☐

Class A NOMINEES (Directors whose term was to expire in 2011 and nominees for Class A Directors whose term will expire in 2014):
(01) Michael J. Cestone, Jr. (02) Joseph J. Gentile (03) Louis A. DeNaples

Class B NOMINEES (Directors whose term was to expire in 2012 and nominees for Class B Directors whose term will expire in 2015):
(04) Louis A. DeNaples, Jr. (05) Thomas J. Melone (06) Steven R. Tokach

Class C NOMINEES (Directors whose term will expire in 2013 and nominees for Class C Directors whose term will expire in 2016):
(07) Joseph Coccia (08) Dominick L. DeNaples (09) John P. Moses

The Board of Directors recommends a vote **FOR** the proposal to elect the Directors.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space:

____

	For	Against	Abstain
2. PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (referred to as 2013 say-on-pay proposal)	☐	☐	☐

The Board of Directors recommends a vote **FOR** this proposal.

	One Year	Two Years	Three Years	Abstain
3. PROPOSAL TO APPROVE THE FREQUENCY OF SOLICITATION OF ADVISORY SHAREHOLDER APPROVAL ON EXECUTIVE COMPENSATION (referred to as 2013 say-on-frequency proposal)	☐	☐	☐	☐

The Board of Directors recommends a vote **FOR** a frequency of every year for this proposal.

	For	Against	Abstain
4. PROPOSAL TO APPROVE THE PROPOSED 2013 LONG-TERM INCENTIVE PLAN	☐	☐	☐

The Board of Directors recommends a vote **FOR** this proposal.

	For	Against	Abstain
5. PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013	☐	☐	☐

The Board of Directors recommends a vote **FOR** this proposal.

6. IN THEIR DESCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS PROPERLY PRESENTED AT THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING THEREOF.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Rev. 1

FIRST NATIONAL COMMUNITY BANCORP, INC. — ANNUAL MEETING, DECEMBER 23, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

www.fncb.com/investorrelations

You can vote in one of four ways:

1. Call **toll free 1-866-702-2546** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.rtcoproxy.com/fncb** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

or

4. By voting in person at the meeting.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

First National Community Bancorp, Inc.

ANNUAL MEETING OF SHAREHOLDERS DECEMBER 23, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST NATIONAL COMMUNITY BANCORP, INC.

The undersigned hereby appoints James M. Bone, Jr., Mary G. Cummings and Gerard A. Champi, and each and any of them, proxies of the undersigned with full power of substitution to vote all of the shares of First National Community Bancorp, Inc. that the undersigned may be entitled to vote at First National Community Bancorp, Inc.'s Annual Meeting of Shareholders, to be held at First National Community Bank's Exeter Branch Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Monday, December 23, 2013, at 9:00 a.m., prevailing time, and at any adjournment or postponement of the meeting as follows:

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO REGISTRAR AND TRANSFER COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF THERE IS MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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